EXECUTION COPY

MASTER MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

RWT HOLDINGS, INC.
(Initial Purchaser)

CITIMORTGAGE, INC.
(Seller and Servicer)

Fixed and Adjustable Rate Mortgage Loans

Dated and effective as of March 1, 2010

Page

ARTICLE I	DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES

Section 1.01	Definitions	1
Section 1.02	General Interpretive Principles	12

ARTICLE II	AGREEMENT TO PURCHASE

Section 2.01	Agreement to Purchase	13

ARTICLE III	MORTGAGE LOAN SCHEDULE

Section 3.01	Mortgage Loan Schedule	13

ARTICLE IV	PURCHASE PRICE

Section 4.01	Purchase Price	13

ARTICLE V	CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; DELIVERY OF MORTGAGE LOAN DOCUMENTS; TRANSFER OF MORTGAGE LOANS

Section 5.01	Conveyance of Mortgage Loans; Possession of Mortgage Files	14
Section 5.02	Books and Records	15
Section 5.03	Delivery of Mortgage Loan Documents	15
Section 5.04	Transfer of Mortgage Loans	16
Section 5.05	Whole Loan Transfers or Securitization Transactions	17
Section 5.06	Helping Families Notice	19

ARTICLE VI	REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

Section 6.01	Representations and Warranties Regarding Individual Mortgage Loans	20
Section 6.02	Representations and Warranties Regarding Seller and Servicer	31
Section 6.03	Remedies for Breach of Representations and Warranties	32
Section 6.04	Repurchase of Mortgage Loans With Early Payment Default	35
Section 6.05	Purchase Price Protection	36

ARTICLE VII	CLOSING

Section 7.01	Closing	36

ARTICLE VIII	CLOSING DOCUMENTS

Section 8.01	Closing Documents	37

ARTICLE IX	COSTS

Section 9.01	Costs	37

ARTICLE X	ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 10.01	Servicer to Act as Servicer	38

-i-

(continued)

-ii-

(continued)

EXHIBIT A	CONTENTS OF MORTGAGE FILES
EXHIBIT B	CUSTODIAL ACCOUNT CERTIFICATION
EXHIBIT C	CUSTODIAL ACCOUNT LETTER AGREEMENT
EXHIBIT D	REO ACCOUNT CERTIFICATION
EXHIBIT E	REO ACCOUNT LETTER AGREEMENT
EXHIBIT F	TERM SHEET
EXHIBIT G	ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
EXHIBIT H	MORTGAGE LOAN DOCUMENTS
EXHIBIT I	FORM OF OFFICER’S CERTIFICATE
EXHIBIT J	MONTHLY REPORT
EXHIBIT K	WHOLE LOAN TRANSFER INFORMATION
EXHIBIT L	FORM OF COMMITMENT LETTER
EXHIBIT M	FORM OF BAILEE AGREEMENT
EXHIBIT N	REGULATION AB REQUIREMENTS
EXHIBIT O	MORTGAGE LOAN SCHEDULE
EXHIBIT P	FORM OF NOTICE OF SALE OF OWNERSHIP OF MORTGAGE LOAN

ATTACHMENT 1	FORM OF ANNUAL CERTIFICATION
ATTACHMENT 2	SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

-iii-

MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT

This is a Master Mortgage Loan Purchase and Servicing Agreement (the “Agreement”), dated and effective as of March 1, 2010, by and between RWT HOLDINGS, INC., (the “Initial Purchaser,” and the Initial Purchaser or the Person, if any, to which the Initial Purchaser has assigned its rights and obligations hereunder as Purchaser with respect to a Mortgage Loan, and each of their respective successors and assigns, the “Purchaser”), and CITIMORTGAGE, INC., as seller (in such capacity, the “Seller”) and as servicer (in such capacity, the “Servicer”).

WITNESSETH:

WHEREAS, Purchaser has agreed to purchase, from time to time, from Seller, and Seller has agreed to sell, from time to time, to Purchaser, certain mortgage loans (the “Mortgage Loans”) on a non-recourse, servicing retained basis, and which shall be delivered as whole loans on the date provided herein (each a “Closing Date”);

WHEREAS, Each Mortgage Loan is secured by a mortgage, deed of trust or other instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule to be provided to Purchaser on the Closing Date; and

WHEREAS, Purchaser, Seller and Servicer wish to prescribe the manner of the purchase, conveyance, management, servicing and control of the Mortgage Loans.

NOW THEREFORE, In consideration of the premises and the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, Seller and Servicer agree as follows:

ARTICLE I

DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES

Section 1.01  Definitions.

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Adjustable Rate Mortgage Loan:  A Mortgage Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

Adjustment Date:  With respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on the Mortgage Loan is adjusted in accordance with the terms of the Mortgage Note.

Agency Transfer:  The sale or transfer by the Purchaser of some or all of the Mortgage Loans to Fannie Mae or Freddie Mac while retaining Servicer as servicer.

Agreement:  This Master Mortgage Loan Purchase and Servicing Agreement, including all exhibits hereto, and all amendments hereof and supplements hereto.

Appraised Value:  With respect to any Mortgaged Property, the lesser of (i) the value (or the lowest value if more than one appraisal is received) thereof as determined by a Qualified Appraiser at the time of origination of the Mortgage Loan, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a Refinanced Mortgage Loan, such value (or the lowest value if more than one appraisal is received) of the Mortgaged Property is based solely upon the value determined by an appraisal or appraisals made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by a Qualified Appraiser.

Arbitration:  Arbitration in accordance with the then governing Complex Arbitration Procedures of the American Arbitration Association (“AAA”), which shall be conducted in New York, New York or other place mutually acceptable to the parties to the arbitration.

Arbitrator:  A person who is not affiliated with the Seller, Servicer or Purchaser who is a member of the American Arbitration Association and who is an attorney with consumer finance experience.

ASF RMBS Disclosure Package:  The ASF RMBS Disclosure Package issued by the American Securitization Forum on July 15, 2009, as revised from time to time.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, that when properly completed and recorded, is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to Purchaser.

Business Day:  Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the State of New York, the State of Missouri or the State of California, or (iii) a day on which banks in the State of New York, the State of Missouri or the State of California are authorized or obligated by law or executive order to be closed.

Citibank:  Citibank, NA and any successors or assigns.

Closing Date:  The date or dates on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell to the Purchaser, the Mortgage Loans listed on the related Mortgage Loan Schedule or such other date as may be mutually agreed to by Seller and Purchaser.

Closing Documents:  With respect to any Closing Date, the documents required pursuant to Section 8.01.

CLTV:  Combined Loan-to-Value Ratio.

Commitment Letter:  With respect to the Mortgage Loan Package purchased and sold on any Closing Date, the letter agreement between the Purchaser and the Seller, in the form annexed hereto as Exhibit L (including any exhibits, schedules and attachments thereto), setting forth the terms and conditions of such transaction and describing the Mortgage Loans to be purchased by the Purchaser on such Closing Date.

Complex Arbitration Procedures: As defined in Section 6.03(c).

Condemnation Proceeds:  All awards, compensation and settlements in respect of a taking (whether permanent or temporary) of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Credit Score:  The credit score, obtained at origination or such other time by the Seller, for each Mortgage Loan shall be (i) the lesser credit score if two credit scores are obtained or (ii) the middle credit score if three credit scores are obtained.  When there is more than one applicant, the lowest of the applicants’ Credit Scores will be used based on the methodology set forth in the previous sentence.  There is only one (1) score for any Mortgage Loan regardless of the number of borrowers and/or applicants.

Custodial Account:  The separate account or accounts created and maintained pursuant to Section 10.09.

Customary Servicing Procedures:  Procedures (including collection procedures) that Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions for comparable mortgage loans and with the Fannie Mae Guides.

Cut-off Date:  The day of the month referenced in the applicable Commitment Letter.

Deleted Mortgage Loan:  A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan in accordance with this Agreement.

Determination Date:  The sixteenth (16th) day of each month, commencing on the (16th) sixteenth (16th) day of the month next following the month in which the related Cut-off Date occurs, or if such sixteenth (16th) day is not a Business Day, the Business Day following such sixteenth (16th) day.

Due Date:  The day of the month of the related Remittance Date on which each Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period:  With respect to each Remittance Date, the period beginning on the second day of the month preceding the month of the Remittance Date, and ending on the first day of the month in which the Remittance Date occurs.

Eligible Investments:  Any one or more of the following obligations or securities:

(i)           direct obligations of, and obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii)           (a) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

(iii)           repurchase obligations with a term not to exceed thirty (30) days and with respect to (a) any security described in clause (i)  above and entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above;

(iv)           securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in one of the two highest rating categories by each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Eligible Investments to exceed 10% of the aggregate outstanding principal balances of all of the Mortgage Loans and Eligible Investments;

(v)           commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

(vi)           any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency; and

(vii)           any money market funds the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (i)) and which money market funds are rated in one of the two highest rating categories by each Rating Agency.

provided, however, that no instrument or security shall be an Eligible Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

Escrow Account:  The separate account or accounts created and maintained pursuant to Section 10.11.

Escrow Payments:  The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

Event of Default:  Any one of the conditions or circumstances enumerated in Section 14.01.

Fannie Mae:  Fannie Mae or any successor organization.

Fannie Mae Guides:  The Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide, any waivers obtained by the Seller and/or Servicer and all amendments or additions thereto in effect on and after the related Closing Date.

FDIC:  The Federal Deposit Insurance Corporation or any successor organization.

FDPA:  The Flood Disaster Protection Act of 1973, as amended.

FHA:  The Federal Housing Administration.

FHFA:  The Federal Housing Finance Agency.

Fidelity Bond:  A fidelity bond required to be obtained by Servicer pursuant to Section 10.16.

FIRREA:  The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended and in effect from time to time.

Fixed Rate Mortgage Loan:  A Mortgage Loan wherein the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

Freddie Mac:  The entity formerly known as the Federal Home Loan Mortgage Corporation or any successor thereto.

Gross Margin:  With respect to any Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note and the related Mortgage Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage Loan.

Helping Families Act:  As defined in Section 5.06.

Home Valuation Code of Conduct: The Home Valuation Code of Conduct effective as of May 1, 2009, as amended and in effect from time to time.

Index:  With respect to any Adjustable Rate Mortgage Loan, a rate per annum to which the Gross Margin is added on each Adjustment Date to determine the new Mortgage Interest Rate for such Mortgage Loan.

Initial Rate Cap:  With respect to each Adjustable Rate Mortgage Loan and the initial Adjustment Date therefor, a number of percentage points per annum that is set forth in the Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Adjustable Rate Mortgage Loan may increase or decrease from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

Initial Purchaser:  RWT Holdings, Inc., its successors and assigns, as initial purchaser of the Mortgage Loans hereunder.

Insurance Proceeds:  With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Lifetime Rate Cap:  As to each Adjustable Rate Mortgage Loan, the maximum Mortgage Interest Rate which shall be as permitted in accordance with the provisions of the related Mortgage Note.

Liquidating Loan:  A Mortgage Loan as to which, prior to the close of business on the Business Day next preceding the Due Date, (a) has become an REO Property or (b) Servicer and the Mortgagor have agreed in writing that Servicer will accept a deed to the related Mortgaged Property in lieu of foreclosure in whole or partial satisfaction of the Mortgage Loan.

Liquidation Proceeds:  Cash (other than REO Disposition Proceeds) received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of the Mortgage Loan, trustee’s sale, foreclosure sale or otherwise.

Loan-to-Value Ratio or LTV:  With respect to any Mortgage Loan, the original principal balance of such Mortgage Loan divided by the Appraised Value of the related Mortgaged Property.

Maximum Mortgage Interest Rate:  With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such Adjustable Rate Mortgage Loan may be increased on any Adjustment Date.

Minimum Mortgage Interest Rate:  With respect to each Adjustable Rate Mortgage Loan, a rate that is set forth in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Adjustable Rate Mortgage Loan may be decreased on any Adjustment Date.

MERS:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Loan:  Any Mortgage Loan registered with MERS on the MERS System.

MERS® System:  The electronic system of recording transfers of mortgages maintained by the Mortgage Electronic Registration Systems, Inc. or any successor or assigns thereof.

MIN:  The Mortgage Identification Number for any MERS Mortgage Loan.

Monthly Payment:  With respect to any Mortgage Loan, the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

Mortgage:  The mortgage, deed of trust or other instrument creating a first lien on, or first priority ownership interest in, an estate in fee simple in real property securing a Mortgage Note, including any rider incorporated by reference therein.

Mortgagee:  The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

Mortgage File:  In connection with a particular Mortgage Loan, all documents involved in the origination, underwriting (including documented compensating factors pertaining to exceptions which may be housed electronically on the originations system and available to Purchaser upon request within five (5) Business Days) and servicing of such Mortgage Loan, including but not limited to the documents specified in Exhibit A hereto and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate:  With respect to each Fixed Rate Mortgage Loan, the fixed annual rate of interest borne by the related Mortgage Note.  With respect to each Adjustable Rate Mortgage Loan, the annual rate at which interest accrues on such Adjustable Rate Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate, (i) as of any date of determination until the first Adjustment Date following the related Cut-off Date shall be the Mortgage Interest Rate in effect immediately following the related Cut-off Date and (ii) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum of the applicable Index plus the related Gross Margin; provided that the Mortgage Interest Rate on such Adjustable Rate Mortgage Loan on any Adjustment Date shall never be (a) more than the lesser of (1) the sum of the Mortgage Interest Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (2) the related Maximum Mortgage Interest Rate or, (b) less than the greater of (1) the remainder of the Mortgage Interest Rate in effect immediately prior to the Adjustment Date minus the related Periodic Rate Cap, if any, and (2) the related Minimum Mortgage Interest Rate.

Mortgage Loan:  An individual mortgage loan which is the subject of this Agreement, each mortgage loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule.  The term Mortgage Loan includes, without limitation, the contents of the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, insurance proceeds, condemnation proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents:  The documents listed in Exhibit H hereto pertaining to any Mortgage Loan.

Mortgage Loan Package:  The Mortgage Loans listed on a Mortgage Loan Schedule, delivered to the Purchaser on the related Closing Date.

Mortgage Loan Remittance Rate:  As to each Mortgage Loan, the annual rate of interest payable to Purchaser, which shall be equal to the related Mortgage Interest Rate minus the related Servicing Fee Rate.

Mortgage Loan Schedule:  With respect to each Mortgage Loan Package, the schedule of Mortgage Loans to be delivered on the related Closing Date, such schedule setting forth the information with respect to each Mortgage Loan included on Exhibit O hereto.  To the extent Seller implements the ASF RMBS Disclosure Package during the term of this Agreement, Seller will provide the information with respect to each Mortgage Loan included in the ASF RMBS Disclosure Package in lieu of Exhibit O on Closing Dates following such implementation.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property:  The real property securing repayment of the debt evidenced by a Mortgage Note, consisting of a single parcel of property considered to be real estate under the law of the state in which it is located improved by a residential dwelling.

Mortgagor:  The obligor on a Mortgage Note.

Officers’ Certificate:  A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President, a Senior Vice President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of Seller or Servicer, or by other duly authorized officers or agents of Seller or Servicer and delivered to Purchaser as required by this Agreement.

Opinion of Counsel:  A written opinion of counsel.

Periodic Rate Cap:  With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, a number of percentage points per annum that is set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

Person:  Any individual, limited liability company, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Primary Mortgage Insurance Policy:  A policy of primary mortgage guaranty insurance.

Principal Prepayment:  Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Purchase Price:  The price paid on the related Closing Date by the Purchaser to the Seller pursuant to the related Commitment Letter in exchange for the Mortgage Loans purchased on such Closing Date calculated as provided in Section 4.

Purchase Price Percentage:  The purchase price percentage pursuant to the related Commitment Letter in exchange for the Mortgage Loans purchased on such Closing Date.

Purchaser:  The Initial Purchaser and any subsequent permitted holder or holders of the Mortgage Loans.

Qualified Appraiser:  With respect to each Mortgage Loan, an appraiser, duly appointed by the originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Fannie Mae or Freddie Mac (including but not limited to the Home Valuation Code of Conduct with respect to conventional Mortgage Loans) and Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Insurer:  Any insurer acceptable to Servicer and qualified to do business in the state in which any related Mortgaged Property is located.

Qualified Substitute Mortgage Loan:  A mortgage loan substituted by Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (a) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall will be paid by Seller and distributed to Purchaser in the month of substitution), (b) have a Mortgage Interest Rate equal to the Mortgage Interest Rate of the Deleted Mortgage Loan or in the case of an Adjustable Rate Mortgage Loan, have the same index, a margin that is not less than the margin of the Deleted Mortgage Loan and Adjustment Dates that are of the same frequency as that of the Deleted Mortgage Loan, (c) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (d) have a LTV at origination no greater than that of the Deleted Mortgage Loan and (e) comply as of the date of substitution with each representation and warranty set forth in Section 6.01.

Rating Agencies:  Standard & Poor’s Ratings Services, a division of The McGraw- Hill Companies, Inc., Moody’s Investors Service, Inc., Fitch, Inc. or, in the event that some or all ownership of the Mortgage Loans is evidenced by mortgage-backed securities, the nationally recognized rating agencies issuing ratings with respect to such securities, if any.

Reconciled Market Value:  With respect to an REO Property, the estimated market value of the REO Property that is reasonably determined by the Servicer based on different results obtained from different permitted valuation methods or at different time periods, all in accordance with Customary Servicing Procedures.

Record Date:  The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

Refinanced Mortgage Loan:  A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

REMIC:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Internal Revenue Code of 1986.

Remittance Date:  The eighteenth (18th) day of any month, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately following such eighteenth (18th) day.

REO Account:  The account or accounts maintained pursuant to Section 10.17.

REO Disposition:  The final sale by Servicer of a Mortgaged Property acquired by Servicer in foreclosure or by deed in lieu of foreclosure.

REO Disposition Proceeds:  All amounts received with respect to an REO Disposition pursuant to Section 10.17.

REO Property:  A Mortgaged Property acquired by Servicer through foreclosure or deed in lieu of foreclosure, as described in Section 10.17.

Repurchase Price:  With respect to any Mortgage Loan, (i) (a) for the first twelve (12) months after the related Closing Date, a price equal to the product of the Stated Principal Balance of such Mortgage Loan and the Purchase Price Percentage as stated in the related Commitment Letter and (b) after first twelve (12) months after the related Closing Date, a price equal to the product of the Stated Principal Balance of such Mortgage Loan and 100% plus (ii) interest on such Stated Principal Balance at the Mortgage Interest Rate from and including the last Due Date through which interest has been paid by or on behalf of the Mortgagor through the date of repurchase, less amounts received in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in connection with such Mortgage Loan.

Securitization Transaction:  Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly by the Purchaser to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Seller:  CitiMortgage, Inc., its successors and assigns, as seller of the Mortgage Loans hereunder.

Servicer:  CitiMortgage, Inc., its successors and assigns, as servicer under this Agreement.

Servicing Advances:  All customary, reasonable and necessary out-of-pocket costs and expenses incurred in the performance by Servicer of its servicing obligations, including, but not limited to, the cost of (a) the inspection, preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage and (d) compliance with the obligations under Section 10.13.

Servicing Fee:  With respect to each Mortgage Loan, the amount of the annual fee Purchaser shall pay to Servicer, which shall, for each month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan.  Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed.  The obligation of Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 10.10) of related Monthly Payments collected by Servicer, or as otherwise provided under Section 10.10.

Servicing Fee Rate:  With respect to any Mortgage Loan, the fee provided in the related Commitment Letter (stated as a specified number of dollars or a percentage rate), payable monthly, in arrears.

Stated Principal Balance:  As to each Mortgage Loan, (a) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (b) all amounts previously distributed to Purchaser with respect to the Mortgage Loan representing payments or recoveries of principal, or advances in lieu thereof.

Subservicer:  Any mortgage loan servicing institution other than Servicer which is responsible for the servicing and administration of any Mortgage Loan or any successor appointed pursuant to any Subservicing Agreement.

Subservicing Account:  As defined in Section 10.06.

Subservicing Agreement:  Each agreement providing for the servicing of any of the Mortgage Loans by a Subservicer.

Subservicing Fee:  As to each Mortgage Loan, the monthly fee payable to the Subservicer, paid by Servicer from its Servicing Fee.

Term Sheet:  An assignment and conveyance of the Mortgage Loans purchased on a Closing Date in the form annexed hereto as Exhibit F.

Underwriting Guidelines:  As to each Mortgage Loan Package, the Seller’s written underwriting guidelines in effect as of the origination date of such Mortgage Loans, attached hereto as Exhibit 3, as may be updated and incorporated into Exhibit 3 from time to time by attaching such updates to the Term Sheet.

USPAP:  The Uniform Standards of Professional Appraisal Practice, as amended and in effect from time to time.

VA:  The U.S. Department of Veterans Affairs.

Whole Loan Transfer:  Any sale or transfer by the Purchaser of some or all of the Mortgage Loans (including an Agency Transfer), other than a Securitization Transaction.

Section 1.02  General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)
the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)	accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)
references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)
a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)	the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(f)	the term “include” or “including” shall mean without limitation by reason of enumeration; and

(g)
the headings of the various articles, sections, subsections and paragraphs of this Agreement and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

ARTICLE II

AGREEMENT TO PURCHASE

Section 2.01  Agreement to Purchase.

The Seller agrees to sell, and the Purchaser agrees to purchase, from time-to-time, the Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Commitment Letter, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

ARTICLE III

MORTGAGE LOAN SCHEDULE

Section 3.01  Mortgage Loan Schedule.

Seller shall deliver the Mortgage Loan Schedule to Purchaser at least one (1) Business Day prior to the applicable Closing Date.

ARTICLE IV

PURCHASE PRICE

Section 4.01  Purchase Price.

The Purchase Price for each Mortgage Loan listed on the related Mortgage Loan Schedule shall be the percentage of par as stated in the related Commitment Letter (subject to adjustment as provided therein), multiplied by its Stated Principal Balance as of the related Cut-off Date.  If so provided in the related Commitment Letter, portions of the Mortgage Loans shall be priced separately.  In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, at closing, accrued interest on the Stated Principal Balance of each Mortgage Loan as of the related Cut-off Date at its Mortgage Interest Rate from the related Cut-off Date through the day prior to the related Closing Date, both inclusive, less the Servicing Fee, pro rated on the basis of a 30-day month.

Purchaser shall own and be entitled to receive with respect to each Mortgage Loan purchased, (a) all scheduled principal due after the Cut-off Date, (b) all other recoveries of principal collected after the Cut-off Date (provided, however, that all scheduled payments of principal due on or before the Cut-off Date and collected by Seller after the Cut-off Date shall belong to Seller), and (c) all payments of interest on the Mortgage Loans net of the Servicing Fee (minus that portion of any such interest payment that is allocable to the period prior to the Cut-off Date).  The Stated Principal Balance of each Mortgage Loan as of the Cut-off Date is determined after application to the reduction of principal of payments of principal due on or before the Cut-off Date whether or not collected.  Therefore, for the purposes of this Agreement, payments of scheduled principal and interest prepaid for a Due Date beyond the Cut-off Date shall not be applied to the principal balance as of the Cut-off Date.  Such prepaid amounts (minus the applicable Servicing Fee) shall be the property of Purchaser.  Seller shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of Purchaser, for remittance by Seller to Purchaser on the first Remittance Date.  All payments of principal and interest, less the applicable Servicing Fee, due on a Due Date following the Cut-off Date shall belong to Purchaser.

ARTICLE V

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;
BOOKS AND RECORDS; DELIVERY OF MORTGAGE
LOAN DOCUMENTS; TRANSFER OF MORTGAGE LOANS

Section 5.01  Conveyance of Mortgage Loans; Possession of Mortgage Files.

The Seller, simultaneously with the payment of the Purchase Price, shall execute and deliver to the Purchaser a Term Sheet with respect to the related Mortgage Loan Package in the form attached hereto as Exhibit F.  Any documentation retained by the Seller with respect to each Mortgage Loan pursuant to this Agreement shall be appropriately identified in the Seller’s computer system to reflect clearly the sale of such related Mortgage Loan to the Purchaser.  The contents of each Mortgage File not delivered to Purchaser are and shall be held in trust by Servicer for the benefit of Purchaser as the owner thereof and Servicer’s possession of the portion of each Mortgage File so retained is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by Servicer is in a custodial capacity only.  Upon the purchase of the Mortgage Loans, the ownership of each Mortgage Note, Mortgage and each related Mortgage File is vested in Purchaser and the ownership of all records and documents with respect to each related Mortgage Loan prepared by or which come into the possession of Seller or Servicer shall immediately vest in Purchaser.  Originals or copies of all documents listed on Exhibit A hereto and comprising the Mortgage File, other than the Mortgage Loan Documents, shall be delivered to the Purchaser or the custodian appointed by the Purchaser on or prior to the Closing Date.  Originals of the contents of each Mortgage File not delivered to the Purchaser or its designee shall be retained and maintained, in trust, by Servicer in a custodial capacity only.  The portion of each Mortgage File so retained shall be appropriately marked to clearly reflect the sale of the related Mortgage Loan to Purchaser.  Servicer shall release from its custody the contents of any Mortgage File retained by it only in accordance with written instructions from Purchaser, unless such release is required as incidental to Servicer’s servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan pursuant to Section 6.03.

Section 5.02  Books and Records.

All rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with a Mortgage Loan shall be held by Seller in trust for the benefit of Purchaser as the owner of the Mortgage Loans.

The sale of each Mortgage Loan shall be reflected on Seller’s balance sheet and other financial statements as a sale of assets by Seller.  Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by Purchaser in Seller’s computer system.

Section 5.03  Delivery of Mortgage Loan Documents.

Seller shall deliver to Purchaser’s custodian the Mortgage Loan Documents as required by Exhibit H hereto for each Mortgage Loan no later than four (4) Business Days prior to the Closing Date under the bailee agreement in the form of Exhibit M attached hereto.

Seller shall forward to Purchaser or its designee, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two (2) weeks of their execution; provided, however, that Seller shall provide Purchaser or its designee, with a certified true copy of any such document submitted for recordation within two (2) weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 270 days of its submission for recordation.  In the event Seller cannot deliver the original of such documents submitted for recording due to a delay by the recording office in the applicable jurisdiction, Seller shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an Officer’s Certificate from Seller confirming that such documents have been accepted for recording.  Any such document shall be delivered to Purchaser or its designee promptly upon receipt thereof from the related recording office.

From time to time Servicer shall have the right to request from the custodian appointed by the Purchaser, as soon as practicable following receipt of a written request from Servicer and at no expense to Servicer, any Mortgage Loan Document needed by Servicer in connection with the servicing of a Mortgage Loan.  Servicer’s request for the release of a Mortgage Loan Document shall specify in reasonable detail the reason for Servicer’s request.  During the time that any such Mortgage Loan Document is in the possession of Servicer, such possession shall be deemed to be in trust for the benefit of Purchaser and Servicer shall promptly return to Purchaser or its designee any Mortgage Loan Document so released when Servicer’s need for such Mortgage Loan Document no longer exists.  Purchaser shall indemnify and hold Seller harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that Servicer may sustain in connection with any third party claim in any way related to Purchaser’s or its custodian’s failure to release, in a timely manner, the Mortgage Loan Documents requested by Servicer.  Purchaser shall pay all costs, fees and expenses in connection with the possession of the Mortgage Loan Documents.

Purchaser shall provide Seller with written notice at least fifteen (15) days prior to any transfer of the Mortgage Loan Documents.

If Seller cannot deliver the original recorded Mortgage Loan Documents on the related Closing Date, Seller shall, promptly upon receipt thereof and in any case not later than 120 days from the Closing Date, deliver such original recorded documents to the Purchaser or its designee (unless Seller is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office).  If delivery is not completed within 120 days of the related Closing Date solely because such documents shall not have been returned by the appropriate recording office, Seller shall deliver such document to Purchaser, or its designee, within such time period as specified in a Seller’s Officer’s Certificate.  In the event that documents have not been received by the date specified in the Seller’s Officer’s Certificate, a subsequent Seller’s Officer’s Certificate shall be delivered by such date specified in the prior Seller’s Officer’s Certificate, stating a revised date for receipt of documentation.  The procedure shall be repeated until the documents have been received and delivered.  The Seller shall use its best efforts to effect delivery of all delayed recorded documents within 180 days of the related Closing Date.

Any review by the Purchaser or its designee of the Mortgage Files shall in no way alter or reduce the Seller’s obligations hereunder.

If the Purchaser or its designee discovers any defect that is a breach of a representation or warranty contained in Section 6.01 or Section 6.02 herein with respect to any document constituting part of a Mortgage File, the Purchaser shall, or shall cause its designee to, give written specification of such defect to the Seller and the Seller shall cure or repurchase such Mortgage Loan in the manner set forth in Section 6.03.

Section 5.04  Transfer of Mortgage Loans.

The Initial Purchaser shall have the right, without the consent of Seller or Servicer, to assign its interest under this Agreement with respect to all or some of the Mortgage Loans, and designate any person to exercise any rights of Purchaser hereunder, and the assignee or designee shall accede to the rights and obligations hereunder of Purchaser with respect to such Mortgage Loans; provided, however, that neither Seller nor Servicer shall be required to recognize any assignment to the extent that it would result in Mortgage Loans being serviced for more than three (3) Purchasers hereunder. All references to Purchaser shall be deemed to include its assignee or designee.

Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, Servicer shall note transfers of the Mortgage Loans.  No transfer of the Mortgage Loans may be made unless such transfer is in compliance with the terms hereof.  For the purposes of this Agreement, Servicer shall be under no obligation to deal with any person with respect to this Agreement or the Mortgage Loans unless the books and records show such person as Purchaser of the Mortgage Loans.  Purchaser may, subject to the terms of this Agreement, sell and transfer, in whole or in part, the Mortgage Loans, provided that no such sale and transfer shall be binding upon Servicer unless such transferee shall agree in writing in the form of Assignment, Assumption and Recognition Agreement attached hereto as Exhibit G, to be bound by the terms of this Agreement and an executed copy of such Assignment, Assumption and Recognition Agreement shall have been delivered to Servicer.  Upon receipt thereof, Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans by such assignee, and the previous Purchaser shall be released from its obligations hereunder to the extent such obligations relate to Mortgage Loans sold by Purchaser.  This Agreement shall be binding upon and inure to the benefit of Purchaser, Seller and Servicer and their respective permitted successors, assignees and designees.

Section 5.05  Whole Loan Transfers or Securitization Transactions.

Seller and Purchaser agree that with respect to some or all of the Mortgage Loans, upon written notice to Seller at least eleven (11) days prior to the first Due Period following such Whole Loan Transfer or Securitization Transaction, provided Purchaser provides to Seller all information included on Exhibit K hereto with such notice, Purchaser may effect either one or more Whole Loan Transfers, and/or one or more Securitization Transactions.

(a)	Whole Loan Transfers. With respect to each Whole Loan Transfer entered into by Purchaser, Seller agrees:

(i)	to cooperate with Purchaser and any prospective purchaser with respect to all reasonable requests;

(ii)
to execute or acknowledge, at Purchaser’s discretion, an assignment in the form of Exhibit G by Purchaser to a successor purchaser of some or all of the Mortgage Loans, which Mortgage Loans will be assigned subject to the representations and warranties set forth in Section 6.01 hereto as of the related Closing Date and the representations and warranties set forth in Section 6.02 hereto as of the date of the assignment of such Mortgage Loans and covenants to service the Mortgage Loans on behalf of the successor purchaser in accordance with the terms and conditions of this Agreement; and

(iii)
to permit any prospective assignees of the Purchaser who have entered into a commitment to purchase any of the Mortgage Loans in a Whole Loan Transfer to review the Seller’s servicing and origination operations, upon reasonable prior notice to the Seller, and the Seller shall cooperate with such review and underwriting to the extent such prospective assignees request information or documents that are available and can be produced without unreasonable expense or effort.  Subject to any applicable laws, the Seller shall make the Mortgage Files related to the Mortgage Loans held by the Seller available at the Seller’s principal operations center for review by any such prospective assignees during normal business hours upon reasonable prior notice to the Seller (in no event fewer than five (5) Business Days’ prior notice).  The Seller may, in its sole discretion, require that such prospective assignees sign a confidentiality agreement with respect to such information disclosed to the prospective assignee which is not available to the public at large and a release and indemnity agreement with respect to its activities on the Seller’s premises.

(b)	Securitization Transactions. Purchaser, Servicer and Seller agree that in connection with the completion of a Securitization Transaction:

(i)
Seller and Servicer shall execute a reconstitution agreement in the form attached hereto as Exhibit G that, among other things, restates the representations and warranties set forth in Section 6.01 hereto as of the related Closing Date and the representations and warranties set forth in Section 6.02 hereto as of the transfer date;

(ii)
Seller and Servicer shall provide to any master servicer or trustee, as applicable, any Rating Agency and/or Purchaser any and all publicly available information and appropriate verification of information which may be reasonably available to Seller and/or Servicer, whether through letters of its auditors or otherwise, as Purchaser, trustee or a master servicer shall reasonably request as to the related Mortgage Loans and any documentation otherwise required to be provided, which will be at Purchaser’s expense if such information or verification is not otherwise required to be provided herein;

(iii)
Servicer shall agree to service the Mortgage Loans in accordance with the requirements of this Agreement or in accordance with the requirements of Fannie Mae, or any successor thereto, or Freddie Mac, or any successor thereto; subject to such waivers, variances, and modifications as may be agreed to between Fannie Mae or Freddie Mac, as the case may be, the Servicer and the master servicer; and

(iv)
Seller and Servicer shall cooperate with the Purchaser and each other party to the Securitization Transaction and provide all other assistance reasonably requested by Purchaser in connection with the Securitization Transaction.

(c)
With respect to any Securitization Transaction, Purchaser shall be entitled to include in any disclosure document any unaltered information specifically requested by Purchaser for this purpose and provided by Seller or Servicer and both Seller and Servicer acknowledge and agree that the related investors will be permitted to rely on such information.  If Purchaser determines that Servicer is required to be a party to any reconstitution agreement, Servicer shall execute such reconstitution agreement within a reasonable period of time, but in no event shall such time exceed ten (10) Business Days after mutual agreement between Purchaser and Servicer as to the terms thereof.

(d)
Seller and Servicer (i) will indemnify and hold harmless the transferee under any Securitization Transaction, the Purchaser and each Person, if any, who controls such transferee, if any, or the Purchaser within the meaning of the Securities Act of 1933, as amended (an “Indemnified Party”), against any losses, claims, damages or liabilities to which such Indemnified Party may become subject, under the Securities Act of 1933, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in information delivered by Seller and Servicer, respectively, and included in the prospectus supplement prepared in connection with any Securitization Transaction (collectively, the “Disclosure Documents”) and (ii) will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action. Both Seller and Servicer agree to execute an indemnification agreement in connection with any securitization containing the foregoing indemnity.

(e)
All of the Mortgage Loans, including those Mortgage Loans that are subject to a Securitization Transaction or a Whole Loan Transfer, shall continue to be subject to this Agreement, and with respect thereto, this Agreement shall remain in full force and effect.  In no event shall a Whole Loan Transfer or a Securitization Transaction be deemed to relieve either the Seller or Servicer of its obligations as set forth in the Agreement nor to increase either the Seller’s or Servicer’s liabilities, duties, obligations, or responsibilities as set forth in this Agreement.

(f)
Seller and Purchaser agree that with respect to some or all of the Mortgage Loans, Purchaser may effect two (2) Whole Loan Transfers or Securitization Transactions without charge.  Purchaser may make additional Whole Loan Transfers or Securitization Transactions upon mutual agreement with Seller and payment to Seller of a fee in the amount of the greater of $5,000 or 2/32 (0.0625%) of the unpaid principal balance of the Mortgage Loans transferred.

Section 5.06  Helping Families Notice.

Within thirty (30) days following the Closing Date in respect of a Mortgage Loan, Seller, at Purchaser's expense, shall furnish to the borrower of such Mortgage Loan the notice required by Section 404 of the Helping Families Save Their Homes Act of 2009 (the “Helping Families Act”) in accordance with the provisions of the Helping Families Act.  In addition, in connection with any Securitization Transaction with respect to any of the Mortgage Loans, Seller, at Purchaser's expense, shall furnish to each related borrower, within thirty (30) days following the closing date with respect to such Securitization Transaction, a notice with respect to such assignment substantially in the form of Exhibit P attached hereto, which notice shall identify the Securitization Transaction trust as the new owner of the Mortgage Loan and include any other information required by the Helping Families Act.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES;
REMEDIES FOR BREACH

Section 6.01  Representations and Warranties Regarding Individual Mortgage Loans.

Seller hereby represents and warrants to Purchaser that, as to each Mortgage Loan, as of the applicable Closing Date (or such other date as may be specified herein):

(a)
The information set forth in the related Mortgage Loan Schedule, including any diskette or other related data tapes sent to the Purchaser, is complete, true and correct in all material respects.  The information on the Mortgage Loan Schedule and the information provided are consistent with the contents of the originator’s records and the Mortgage File.  The Mortgage Loan Schedule contains all the fields indicated in Exhibit O.  Any seller or builder concession has been subtracted from the appraised value of the mortgaged property for purposes of determining the LTV and CLTV.  Except for information specified to be as of the origination date of the Mortgage Loan, the Mortgage Loan Schedule contains the most current information possessed by the originator.  No appraisal or other property valuation referred to or used to determine any data listed on the Mortgage Loan Schedule was more than 120 days old at the time of the Mortgage Loan closing;

(b)
The Seller is the sole owner and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note, and upon sale the Purchaser or its designee will be the owner of the Mortgage and the indebtedness evidenced by the Mortgage Note, and upon the sale of the Mortgage Loan to the Purchaser, the Seller will retain the Mortgage File in trust for the Purchaser.  Each sale of the Mortgage Loan from any prior owner or the Seller was in exchange for fair equivalent value, and the prior owner or the Seller, as applicable, was solvent both prior to and after the transfer and had sufficient capital to pay and was able to pay its debts as they would generally mature.  Immediately prior to the transfer and assignment to the Purchaser on the related Closing Date, the Mortgage Loan, including the Mortgage Note and the Mortgage, was not subject to an assignment or pledge, and the Seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.  The Seller has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to this Agreement and following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest.  The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan, except for purposes of servicing the Mortgage Loan as set forth in this Agreement;

(c)
The related Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, including all buildings on the Mortgaged Property, and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note’s original principal balance.  The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto.  Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein, and the Seller has the full right to sell and assign the same to the Purchaser;

(d)
The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if required by law, or, if necessary, to protect the interest of Purchaser.  The substance of any such alteration or modification is reflected on the Mortgage Loan Schedule and has been approved by the private mortgage guaranty insurer, if any;

(e)
No instrument of release, alteration, modification or waiver has been executed in connection with the Mortgage Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the private mortgage guaranty insurer, if any, and except such Mortgage Loan which contains in the related Mortgage File evidence of a release or waiver or an assumption agreement discharging the original borrower from all of the debt obligations in connection with the related Mortgage Loan and providing for the assumption of all such debt obligations by the party assuming the obligations under the Mortgage Loan and, in each case, terms of which are reflected in the Mortgage Loan Schedule;

(f)
There are no defaults in complying with the terms of the Mortgage, and, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid by the Borrower, or an escrow of funds from the Borrower has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable.  Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(g)
There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect materially and adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

(h)
There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the Mortgaged Property which are, or may be, liens prior or equal to, or coordinate with, the lien of the related Mortgage unless such lien is insured under the related title insurance policy;

(i)
The Mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note.  All improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property and, to Seller’s knowledge, no improvements on adjoining properties encroach upon the Mortgaged Property (other than minor encroachments (i) which do not affect the value of the Mortgage Loan or the Purchaser’s interest therein and (ii) to which properties similar to the Mortgaged Property within the same jurisdiction are commonly subject and which do not interfere with the benefits of the security intended to be provided by the related Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property); the original Mortgage and, if the Seller was not the originator of the Mortgage Loan and except for MERS Loans, any assignments of Mortgage showing a complete chain of title from the originator to the Seller or a predecessor in interest by merger have been, or are in the process of being, duly and properly recorded;

(j)
No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

(k)
All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations, federal savings banks or national banks having authorized offices in such state, or (4) not doing business in such state;

(l)
No payment required under any Mortgage Loan has been more than thirty (30) days delinquent in the twelve (12) months prior to the Cut-off Date.  All payments due on a Mortgage Loan on or prior to the related Closing Date have been made as of the related Closing Date; no payment made on such Mortgage Loan has been dishonored; and neither the Seller nor any other party has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage or a third party with respect to amounts to be taken from the escrow accounts and any shortfall thereof which may be remitted by Seller, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

(m)
Each Mortgage File contains a written appraisal prepared by a Qualified Appraiser.  The appraisal was written, in form and substance, to (i) customary Fannie Mae or Freddie Mac standards for mortgage loans of the same type as such Mortgage Loans and (ii) USPAP standards, and satisfies applicable legal and regulatory requirements.  The appraisal was made and signed prior to the final approval of the Mortgage Loan application.  The person performing any property valuation (including an appraiser) received no benefit from, and such person’s compensation or flow of business from the originator was not affected by, the approval or disapproval of the Mortgage Loan.  The selection of the person performing the property valuation was made independently of the broker (where applicable) and the originator’s loan sales and loan production personnel.  The selection of the appraiser met the criteria of Fannie Mae and Freddie Mac for selecting an independent appraiser;

(n)
The Mortgage Note, the related Mortgage and any intervening assignments of the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights and by general principles of equity.  All parties to the Mortgage Note, the Mortgage and any intervening assignments had legal capacity to execute the Mortgage Note, the Mortgage and such assignments, and each Mortgage Note, Mortgage and such assignments have been duly and properly executed by such parties;

(o)
Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects.  No Mortgage Loan secured by property located in the State of Georgia was originated on or after October 1, 2002 and prior to March 7, 2003.  No Mortgage Loan originated on or after March 7, 2003 is a “high cost home loan” as defined under the Georgia Fair Lending Act.  No borrower was encouraged or required to select a loan product offered by an originator that was a higher cost product designed for less-creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such borrower did not qualify, taking into account credit history and debt-to-income ratios, for a lower cost credit product then offered by such originator or any affiliate of such originator.  There does not exist on the related Mortgaged Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation including, without limitation, asbestos.  There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of such Mortgaged Property.  The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws. Any breach of any representations made in this clause (o) shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan;

(p)
The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing Mortgage Loans and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(q)
Any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the Mortgagee’s consolidated interest or by other title evidence.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(r)
All improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of Section 10.15 hereof.  All individual insurance policies (collectively, the “hazard insurance policy”) are the valid and binding obligation of the insurer and contain a standard mortgagee clause insuring Seller, its successors and assigns, as mortgagee.  All premiums thereon have been paid.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and upon the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor.  If required by the FDPA, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and conforming to Fannie Mae and Freddie Mac requirements, in an amount not less than the amount required by the FDPA.  Such policy was issued by an insurer acceptable under the Fannie Mae Guides or the Freddie Mac Guides;

(s)
There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Seller nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration.  The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default.  No foreclosure action is currently threatened or has been commenced with respect to any Mortgaged Property;

(t)
The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

(u)
If a Mortgage Loan has an LTV greater than 80%, the Mortgage Loan has mortgage insurance in accordance with the terms of the Fannie Mae Guide or the Freddie Mac Guide and is insured as to payment defaults by a Primary Mortgage Insurance Policy issued by a Qualified Insurer.  All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect and all premiums due thereunder have been paid.  No action, inaction or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage.  Any Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Mortgage Insurance Policy and to pay all premiums and charges in connection therewith;

(v)
The Mortgage Note is not secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in Section 6.01(c), and, unless otherwise indicated, at origination, such collateral does not serve as security for any other obligation;

(w)
The Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure, subject only to rights of redemption, seizure and other laws that would not materially interfere with the ultimate realization of the benefits of the security.  There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose on the Mortgage;

(x)
No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to the Mortgage Loan has taken place on the part of the borrower, the Seller, the Servicer or any other Person, including, without limitation, any appraiser, title company, closing or settlement agent, realtor, builder, developer or any other party involved in the origination or sale of the Mortgage Loan or the sale of the Mortgaged Property, that would impair in any way the rights of the Purchaser in the Mortgage Loan or Mortgaged Property or that violated applicable law;

(y)
The Mortgaged Property consists of a single parcel of real property with a one family residence erected thereon, or a two-to-four family dwelling, or an individual condominium unit, planned unit development unit or townhouse, provided, however, that no residence or dwelling is a mobile home.  As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and, to the best of Seller’s knowledge, since the date of origination no portion of the Mortgaged Property has been used for commercial purposes;

(z)
There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due Seller have been capitalized under the Mortgage or the related Mortgage Note;

(aa)
The origination, collection and servicing practices used by Seller and Servicer with respect to the Mortgage Note and Mortgage have been in all respects legal, in compliance with all applicable laws and regulations and customary in the mortgage servicing business.  All Adjustable Rate Mortgage Loan have been adjusted on the Adjustment Date in compliance with all applicable laws and regulations and with the terms of the Mortgage Note;

(bb)
The Mortgage Loan is covered by an ALTA or CLTA mortgage title insurance policy, or such other generally acceptable form of policy or insurance, issued by and the valid and binding obligation of a title insurer and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage.  Such mortgage title insurance policy insures Seller, its successors and assigns as mortgagee and the assignment to Purchaser of Seller’s interest in such mortgage title insurance policy does not require the consent of or notification to the insurer, such mortgage title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of Purchaser upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such mortgage title insurance policy and, to Seller’s knowledge, no prior holder of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy;

(cc)
Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed.  The Mortgage Loan bears interest at the Mortgage Interest Rate.  With respect to each Fixed Rate Mortgage Loan, the Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, with interest in arrears, providing for full amortization by maturity over a scheduled term of not more than thirty (30) years.  With respect to each Adjustable Rate Mortgage Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments which are changed on each Adjustment Date to an amount which will fully amortize the unpaid principal balance of the Mortgage Loan over its remaining term at the Mortgage Interest Rate.  The Mortgage Note does not permit negative amortization;

(dd)
No Mortgage Loan is a predatory loan, a high-cost loan, a HOEPA loan or a loan specially regulated under any state law due to its interest rate or points paid.  No Mortgage Loan is a “high cost” or “covered” loan, as defined by any applicable federal, state or local predatory or abusive lending law (and no Mortgage Loan is a High Cost Loan or Covered Loan as such terms are defined in the then-current Standard & Poor’s LEVELS® Glossary of Terms on Appendix E);

(ee)
With respect to each Mortgage Loan the originator verified the borrower’s income, employment, and assets in accordance with its written Underwriting Guidelines and employed procedures designed to authenticate the documentation supporting such income, employment, and assets.  Such verification may include the transcripts received from the Internal Revenue Service pursuant to a filing of IRS Form 4506-T.  With respect to each Mortgage Loan, in order to test the reasonableness of the income, the originator used (i) pay statements reflecting current and year-to-date earnings and deductions, (ii) copies of tax returns provided by borrowers, (iii) transcripts received from the IRS pursuant to a filing of IRS Form 4506-T (to the extent specified in the Mortgage Loan Schedule) or (iv) public and/or commercially available information acceptable to the Purchaser;

(ff)
The originator has given due consideration to factors, including but not limited to, other real estate owned by the borrower, commuting distance to work, appraiser comments and notes, the location of the property and any difference between the mailing address active in the servicing system and the subject property address to evaluate whether the occupancy status of the property as represented by the borrower is reasonable.  All owner occupied properties are occupied by the owner at the time of purchase of the mortgage;

(gg)
Each Mortgage Loan either (i) was underwritten in conformance with the originator’s Underwriting Guidelines in effect at the time of origination without regard to any underwriter discretion or (ii) if not underwritten in conformance with the originator’s guidelines, has reasonable and documented compensating factors.  The methodology used in underwriting the extension of credit for the Mortgage Loan includes objective mathematical principles that relate to the relationship between the borrower’s income, assets and liabilities and the proposed payment.  The Credit Score used in applying the originator’s Underwriting Guidelines was the Credit Score, as defined herein;

(hh)
The Mortgagor is not in bankruptcy and is not insolvent and the Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or materially adversely affect the value or marketability of the Mortgage Loan.  Either the Mortgagor is a natural person who is legally permitted to reside in the United States or the Mortgagor is an inter-vivos trust acceptable to Fannie Mae.  No borrower had a prior bankruptcy in the last seven years.  No borrower previously owned a property in the last seven years that was the subject of a foreclosure during the time the borrower was the owner of record;

(ii)
No loan payment has been escrowed as part of the loan proceeds on behalf of the borrower.  No payments due and payable under the terms of the Mortgage Note and Mortgage or deed of trust, except for seller or builder concessions, have been paid by any person who was involved in, or benefited from, the sale or purchase of the Mortgaged Property or the origination, refinancing, sale, purchase or servicing of the Mortgage Loan other than the borrower;

(jj)	Except as otherwise indicated on the Mortgage Loan Schedule, the borrower has contributed at least 5% of the Purchase Price with his/her own funds;

(kk)	Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(l);

(ll)	The Mortgage Loan is not subject to a lender paid mortgage insurance policy;

(mm)
The Mortgage contains the usual and enforceable provisions of the originator at the time of origination for the acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the Mortgagee thereunder;

(nn)
The Mortgage Note, the Mortgage, the Assignment of Mortgage and the other Mortgage Loan Documents set forth in Exhibits A and H hereto required to be delivered on or before the related Closing Date have been delivered to the Purchaser or its designee in compliance with the specific requirements of this Agreement.  With respect to each Mortgage Loan, the Servicer is in possession of a complete Mortgage File including all documents used in the qualification of the borrower except for such documents as have been delivered to the Purchaser or its designee.  In the event the Mortgage is a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated, is named in the Mortgage and currently so serves, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the borrower;

(oo)
To the extent that any Manufactured Home is included as part of the Mortgaged Property:  Such manufactured home is (1) together with the related land, subject to the Mortgage, (2) deemed to be a apart of the real property on which it is located pursuant to the Applicable Law of the jurisdiction in which it is located, and (3) treated as a single-family residence under Section 25(e)(10) of the Internal Revenue Code;

(pp)	The Mortgage Loan does not contain “graduated payment” features, does not have a shared appreciation or other contingent interest feature and does not contain any buydown provisions;

(qq)
As to any Mortgage Loan which is not a MERS Mortgage Loan, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(rr)
If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development), or stock in a cooperative housing corporation, such condominium, cooperative or planned unit development project meets the eligibility requirements of Fannie Mae and Freddie Mac;

(ss)
The Mortgagor has not notified the Seller that it is requesting relief under the Servicemembers’ Civil Relief Act, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers’ Civil Relief Act;

(tt)	No Mortgage Loan was in construction or rehabilitation status and no trade-in or exchange of a Mortgaged Property has been facilitated;

(uu)
The Mortgage Loan was originated by a Mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution supervised and examined by a federal or state authority;

(vv)
With respect to any broker fees collected and paid on any of the Mortgage Loans, all such fees have been properly assessed to the Mortgagor and no claims will arise as to such fees that are double charged and for which the Mortgagor would be entitled to reimbursement;

(ww)	None of the proceeds of the Mortgage Loan were used to finance single premium credit insurance policies;

(xx)	Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(yy)	No Mortgage Loan is a balloon loan;

(zz)
With respect to each MERS Mortgage Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the Mortgage Loan Schedule.  The related Assignment of Mortgage to MERS has been, or is in the process of being, duly and properly recorded.  With respect to each MERS Mortgage Loan, the Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

(aaa)
With respect to each Mortgage Loan, the Seller has fully and accurately furnished complete information on the related borrower credit files to Equifax, Experian and Trans Union Credit Information in accordance with the Fair Credit Reporting Act and its implementing regulations;

(bbb)
The Mortgage File contains each of the documents and instruments specified to be included therein duly executed and in due and proper form, and each such document or instrument is in form acceptable to the applicable federal or state regulatory agency;

(ccc)	The related original Mortgage has been recorded or is in the process of being recorded;

(ddd)
The Mortgage has not been satisfied, canceled or  subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

(eee)	The Mortgage Loan is not secured by a leasehold interest.

Section 6.02  Representations and Warranties Regarding Seller and Servicer.

Seller and Servicer each hereby represents and warrants to Purchaser as of each applicable Closing Date:

(a)
Each of Seller and Servicer is duly organized, validly existing and in good standing under the laws of New York and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement;

(b)
Each of Seller and Servicer has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by each of Seller and Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of each of Seller and Servicer, subject to applicable law; and all requisite corporate action has been taken by each of Seller and Servicer to make this Agreement valid and binding upon each of Seller and Servicer in accordance with its terms;

(c)
No approval of the transactions contemplated by this Agreement from any federal or state regulatory authority having jurisdiction over either Seller or Servicer is required or, if required, such approval has been or will, prior to the Closing Date, be obtained;

(d)
The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of each of Seller and Servicer and will not result in the breach of any term or provision of the charter or by-laws of either Seller or Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which either Seller or Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which either Seller or Servicer or its property is subject;

(e)
The transfer, assignment and conveyance of the Mortgage Notes and the Mortgage Loans by Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(f)
There is no action, suit, proceeding or investigation pending or, to the best knowledge of either Seller or Servicer, threatened against either Seller or Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of either Seller or Servicer, or in any material impairment of the right or ability of either Seller or Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of either Seller or Servicer contemplated herein, or which would materially impair the ability of either Seller or Servicer to perform under the terms of this Agreement; and

(g)	Neither Seller nor Servicer believes, nor does it have any reason or cause to believe, that it cannot perform each and every covenant required to be performed by it contained in this Agreement.

Section 6.03  Remedies for Breach of Representations and Warranties.

(a)           It is understood and agreed that the representations and warranties set forth in Sections 6.01 and 6.02 shall survive delivery of the Mortgage Loans to Purchaser and shall inure to the benefit of Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination, or lack of examination, of any Mortgage File.

Upon discovery by Seller, Servicer or Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of Purchaser (or which materially and adversely affects the value of a particular Mortgage Loan or the interest of Purchaser in a particular Mortgage Loan in the case of a representation and warranty relating to such particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the others.  In the case of any notice given by Purchaser, Purchaser agrees to give written notice of any such breach, outlining with specificity the section of this Agreement which Purchaser claims has been violated.  A breach of any of the representations and warranties in the first sentence of Section 6.01(i) and Sections 6.01 (dd) and (kk)  shall be deemed to materially and adversely affect the value of the related Mortgage Loan or the interest of the Purchaser in the related Mortgage Loan.  Within ninety (90) days of the earlier of either discovery by it or notice to it of any such breach, Seller shall use its best efforts to promptly cure such breach in all material respects and, if such breach cannot be cured during such ninety (90) day period, Seller shall, at Purchaser’s option and not later than 120 days after its discovery or receipt of notice of such breach, either (i) repurchase such Mortgage Loan at the Repurchase Price or (ii) under the circumstances permitted under Section 6.03(b), substitute a Qualified Substitute Mortgage Loan.

(b)           In the event that any such breach shall involve any representation or warranty set forth in Section 6.02, and such breach cannot be cured within ninety (90) days of the earlier of either discovery by or notice to Seller or Servicer of such breach, all the Mortgage Loans shall, at Purchaser’s option, be repurchased by Seller or Servicer, as applicable, at the Repurchase Price.  However, Seller may, at its option and assuming that Seller has a Qualified Substitute Mortgage Loan, and with the Purchaser’s prior written consent, rather than repurchase any Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided, however, that any such substitution shall be effected not later than 120 days after the Closing Date.  If Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan.  Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 6.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price (after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution).

As to any Deleted Mortgage Loan for which Seller substitutes a Qualified Substitute Mortgage Loan or Loans, Seller shall effect such substitution by delivering to Purchaser for such Qualified Substitute Mortgage Loan or Loans the Mortgage Note, the Mortgage, the Assignment of Mortgage and such other documents and agreements as are required by Section 5.03, with the Mortgage Note endorsed as required by Section 5.03.  Seller shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by Seller.  For the month of substitution, distributions to Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and Seller shall thereafter be entitled to retain all amounts subsequently received by Seller in respect of such Deleted Mortgage Loan.  Seller shall give written notice to Purchaser that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan.  Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Sections 6.01 and 6.02 and Servicer shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Section 6.02.

For any month in which Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, Seller will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution).  The amount of such shortfall shall be distributed by Seller in the month of substitution pursuant to Section 11.01.  Accordingly, on the date of such substitution, Seller will deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

In addition to such cure, repurchase and substitution obligation, Seller shall indemnify Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of Seller’s representations and warranties contained in this Article VI.  It is understood and agreed that the obligations of Seller set forth in this Section 6.03 to cure or repurchase a defective Mortgage Loan and to indemnify Purchaser as provided in this Section 6.03 constitute the sole remedies of Purchaser respecting a breach of the foregoing representations and warranties.  If Seller fails to repurchase or substitute for a defective Mortgage Loan in accordance with this Section 6.03, or fails to cure a defective Mortgage Loan to Purchaser’s reasonable satisfaction in accordance with this Section 6.03, or to indemnify Purchaser pursuant to this Section 6.03 or Section 13.01, that failure shall be an Event of Default and the Purchaser shall be entitled to pursue all available remedies.  No provision of this paragraph shall affect the rights of the Purchaser to terminate this Agreement for cause, as set forth in Sections 14.01 and 15.01.

Within five (5) Business Days of the repurchase of a Mortgage Loan or substitution of a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan by Seller, Purchaser agrees to return such repurchased or Deleted Mortgaged Loan to Seller, together with the related Mortgage File and all the documents included therein.

In the event that any Mortgage Loan is held by a REMIC, notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan that is not in default or as to which no default is imminent, Purchaser may, in connection with any repurchase or substitution of a defective Mortgage Loan pursuant to this Section 6.03, require that the Seller deliver, at the Seller’s expense, an Opinion of Counsel to the effect that such repurchase or substitution will not (i) result in the imposition of taxes on “prohibited transactions” of such REMIC (as defined in Section 860F of the Code) or otherwise subject the REMIC to tax, or (ii) cause the REMIC to fail to qualify as a REMIC at any time.

           (c)           The parties agree that the resolution of any controversy or claim arising out of or relating to an obligation or alleged obligation of the Seller to repurchase a Mortgage Loan due to a breach of a representation or warranty contained in Section 6.01 hereof shall be by Arbitration.  The parties agree that each Arbitration shall be conducted in accordance with the AAA's Procedures for Large, Complex Commercial Disputes (the “Complex Arbitration Procedures”); provided, however, that to the extent the procedures set forth below conflict with such Complex Arbitration Procedures, the procedures set forth below shall govern unless the parties otherwise agree.

If any allegation of a breach of a representation or warranty made in Section 6.01 has not been resolved to the satisfaction of both the Purchaser and the Seller, either party may commence Arbitration to resolve the dispute. To commence Arbitration, the moving party shall deliver written notice to the other party that it has elected to pursue Arbitration in accordance with this Section 6.03; provided that, neither the Seller nor the Purchaser shall commence Arbitration with respect to an alleged breach of representation or warranty made in Section 6.01 before 180 days following notification by the Purchaser to the Seller of the alleged breach unless Seller has not provided a response to Purchaser's notification of such an alleged breach within 60 days thereof, in which case Purchaser may commence Arbitration prior to the end of such 180 day period.  Within 10 Business Days after a party has provided notice that it has elected to pursue Arbitration, each party may submit the names of one or more proposed Arbitrators to the other party in writing.  If the parties have not agreed on the selection of an Arbitrator within five Business Days after the first such submission, then the party commencing Arbitration shall, within the next 5 Business Days, notify the American Arbitration Association in New York, NY (the “AAANY”) and request that it appoint a single Arbitrator with experience in arbitrating disputes arising in the financial services industry and who has not been previously rejected by either party.  To the extent practicable, the parties shall coordinate outstanding Arbitrations with the AAANY such that the Arbitration proceedings hereunder are held twice per calendar year during the months of March and September.

Upon a showing of good cause, a party may request the Arbitrator to direct the production of such information, evidence and/or documentation from the parties that the Arbitrator deems appropriate. If requested by the Arbitrator or any party, any hearing with respect to an Arbitration shall be conducted by video conference or teleconference except upon the agreement of both parties or the request of the Arbitrator.

The finding of the Arbitrator shall be final and binding upon the parties.  Judgment upon any arbitration award rendered may be entered and enforced in any court of competent jurisdiction.  The costs of the Arbitrator shall be shared equally between both parties.  Each party, however, shall bear its own attorneys fees and costs in connection with the Arbitration.  Nothing herein shall be construed as an agreement or consent to Arbitrate any disputes arising between the Seller or the Purchaser other than in connection with an allegation of a breach of a representation or warranty made in Section 6.01.

Section 6.04  Repurchase of Mortgage Loans With Early Payment Default.

If a Monthly Payment becomes one (1) or more scheduled Monthly Payments delinquent at any time on or prior to the date set forth in the related Commitment Letter, then the Seller, at the Purchaser’s option, shall (a) promptly repurchase the related Mortgage Loan from the Purchaser in accordance with the procedures set forth in Section 6.03 hereof, except that any such repurchase shall be made at the Purchase Price, or (b) substitute a mortgage loan acceptable to the Purchaser in accordance with Section 6.03 hereof.

Section 6.05  Purchase Price Protection.

With respect to any Mortgage Loan that prepays in full on such date as set forth in the related Commitment Letter, the Seller shall reimburse the Purchaser an amount equal to the product of (a) the amount by which Purchase Price Percentage paid by the Purchaser to the Seller for such Mortgage Loan exceeds 100% and (b) the outstanding principal balance of the Mortgage Loan as of the Cut-off Date.  Such payment shall be made within thirty (30) days of such payoff.

ARTICLE VII

CLOSING

Section 7.01  Closing.

The closing for each purchase and sale of the Mortgage Loans shall take place on the applicable Closing Date.  The closing shall, at Purchaser’s option, be either by telephone, confirmed by letter or wire as the parties shall agree or conducted in person, at such place as the parties shall agree.

Each closing shall be subject to each of the following conditions:

(a)
All of the representations and warranties of Seller and Servicer under this Agreement shall be true and correct as of the Closing Date and no event shall have occurred which, with notice or the passage of time, or both, would constitute a default under this Agreement;

(b)
Purchaser and Seller shall have received, or Seller’s attorneys shall have received in escrow, all Closing Documents as specified in Section 8.01 of this Agreement, in such forms as are agreed upon and acceptable to Purchaser and Seller, duly executed by all signatories as required pursuant to the respective terms thereof;

(c)	Seller shall have delivered and released to Purchaser or its designee all documents required to be so delivered hereunder; and

(d)	All other terms and conditions of this Agreement shall have been complied with.

Subject to the foregoing conditions, Purchaser shall pay to Seller on the Closing Date the Purchase Price, plus accrued interest pursuant to Section 4.01 of this Agreement, by wire transfer of immediately available funds to the account designated by Seller.

ARTICLE VIII

CLOSING DOCUMENTS

Section 8.01  Closing Documents.

The Closing Documents for the initial closing shall consist of the following:

(a)	This Agreement, in two (2) counterparts;

(b)	The Mortgage Loan Schedule, one copy to be attached hereto;

(c)	An Officer’s Certificate, in the form of Exhibit I hereto;

(d)	The Commitment Letter, in two (2) counterparts; and

(e)	The Term Sheet, in two (2) counterparts.

The Closing Documents for each additional closing shall consist of the following:

(a)	The Commitment Letter, in two (2) counterparts; and

(b)	The Term Sheet, in two (2) counterparts.

ARTICLE IX

COSTS

Section 9.01  Costs.

Unless otherwise provided herein, each party shall bear its own costs and expenses.  Purchaser will pay any commissions due its salesmen, the legal fees and expenses of its attorneys and all expenses relating to any review of the Mortgage Loans performed by Purchaser.  Seller and Servicer will pay any commissions due their salesmen and the legal fees and expenses of its attorneys.  All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including recording fees, shall be paid by Seller.

ARTICLE X

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 10.01  Servicer to Act as Servicer.

Servicer shall service and administer the Mortgage Loans in accordance with this Agreement and Customary Servicing Procedures and shall have full power and authority, acting alone or through Subservicers as provided in Section 10.02, to do or cause to be done any and all things in connection with such servicing and administration which Servicer may deem necessary or desirable and consistent with the terms of this Agreement.  Servicer may perform its servicing responsibilities through agents or independent contractors, but shall not thereby be released from any of its responsibilities hereunder, and Servicer shall diligently pursue all of its rights against such agents or independent contractors.

Consistent with the terms of this Agreement, and subject to the REMIC provisions if the Mortgage Loans have been transferred to a REMIC, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor; provided, however, that the Servicer shall not enter into any payment plan or agreement to modify payments with a Mortgagor lasting more than six (6) months or permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, the Lifetime Rate Cap (if applicable), the Initial Rate Cap (if applicable), the Periodic Rate Cap (if applicable) or the Gross Margin (if applicable), agree to the capitalization of arrearages, including interest, fees or expenses owed under the Mortgage Loan, make any future advances or extend the final maturity date with respect to such Mortgage Loan, or accept substitute or additional collateral or release any collateral for such Mortgage Loan, unless (1) the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Servicer, imminent, (2) the modification is in accordance with the customary procedures of the Servicer, which may change from time to time, or industry-accepted programs, and (3) the Purchaser has approved such action.  Additionally, the Servicer shall not accept any deed-in-lieu of, short pay-off, or sale of any Mortgaged Property, in which the sale proceeds are less than the unpaid principal balance of the related Mortgage Loan unless the Purchaser has approved such action.  Further, the Servicer shall not defer or forgive the payment of any principal or interest, or change the outstanding principal amount (except to reflect actual payments of principal) unless the Purchaser has approved such action.

Without limiting the generality of the foregoing, Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by Purchaser when Servicer believes it appropriate and reasonable in its best judgment, to execute and deliver, on behalf of itself and Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of Purchaser pursuant to the provisions of Section 10.17.  Servicer shall make all required Servicing Advances and shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby.  Purchaser shall furnish to Servicer and any Subservicer any powers of attorney and other documents reasonably necessary or appropriate to enable Servicer and any Subservicer to carry out their servicing and administrative duties under this Agreement.

On each Adjustment Date, the Servicer shall make interest rate adjustments for each Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note.  The Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note regarding interest rate adjustments.  Upon the discovery by the Servicer or the Purchaser that the Servicer has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor.

Whether in connection with the foreclosure of a Mortgage Loan or otherwise, the Servicer shall from its own funds make all necessary and proper Servicing Advances; provided, however, that the Servicer is not required to make a Servicing Advance unless the Servicer determines in the exercise of its good faith judgment that such Servicing Advance would ultimately be recoverable from REO Disposition Proceeds, Insurance Proceeds or Condemnation Proceeds of the related Mortgaged Property (with respect to each of which the Servicer shall have the priority described in Section 10.10 for purposes of withdrawals from the Custodial Account).  Any Servicing Advance that would cause the amount of unreimbursed Servicing Advances for a particular Mortgage Loan to exceed $25,000 shall be made only after notification of the Purchaser.

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector at the Purchaser’s expense.  Upon completion of the inspection, the Servicer shall promptly provide the Purchaser with a written report of the environmental inspection.  In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Servicer to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient fully to reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 10.10 hereof.  In the event the Purchaser directs the Servicer not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 10.10 hereof.

Section 10.02  Subservicing Agreements Between Servicer and Subservicers.

Servicer may enter into Subservicing Agreements with Subservicers for the servicing and administration of the Mortgage Loans.  Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section 10.06.  Subject to Section 16.01, Servicer and the Subservicers may make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of Purchaser, without the consent of Purchaser.  Any variation from the provisions set forth in Section 10.06 relating to insurance or priority requirements of Subservicing Accounts, or credits and charges to the Subservicing Accounts or the timing and amount of remittances by the Subservicers to Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited.

As part of its servicing activities hereunder, Servicer, for the benefit of Purchaser, shall enforce the obligations of each Subservicer under the related Subservicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Subservicing Agreement.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  Servicer shall pay the costs of such enforcement at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due hereunder in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed.

Section 10.03  Successor Subservicers.

Servicer shall be entitled to terminate any Subservicing Agreement and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement.  In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by Servicer without any act or deed on the part of such Subservicer or Servicer, and Servicer either shall service directly the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under Section 10.02.  If Servicer enters into a Subservicing Agreement with a successor Subservicer, Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans, and in the event of any such assumption by the successor Subservicer, Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

Section 10.04  Liability of Servicer.

Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, Servicer shall remain obligated and liable to Purchaser for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer for any acts and omissions and to the same extent and under the same terms and conditions as if Servicer alone were servicing and administering the Mortgage Loans and any other transactions or services relating to the Mortgage Loans involving the Subservicer shall be deemed to be between the Subservicer and Servicer alone and Purchaser shall have no obligations, duties or liabilities with respect to the Subservicer including no obligation, duty or liability of Purchaser to pay Subservicer’s fees and expenses except pursuant to an assumption of Servicer’s obligations pursuant to Section 16.01.  For purposes of this Agreement, Servicer shall be deemed to have received payments on Mortgage Loans when the Subservicer has received such payments.  Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of Servicer by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.  Servicer shall pay all fees and expenses of the Subservicer from its own funds, the Servicing Fee or other amounts permitted to be retained by or reimbursed to Servicer hereunder.

Section 10.05  No Contractual Relationship Between Subservicers and Purchaser.

Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as Servicer shall be deemed to be between the Subservicer and Servicer alone, and Purchaser shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 16.01.

Section 10.06  Subservicing Accounts.

In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more accounts (collectively, the “Subservicing Account”).  The Subservicing Account shall be insured by the FDIC to the limits established by such corporation, and shall be segregated on the books of the Subservicer and relate only to the Mortgage Loans subject to this Agreement and other mortgage loans owned or serviced by Servicer.  All funds deposited in the Subservicing Account shall be held for the benefit of Servicer.  The Subservicer shall deposit in the Subservicing Account on a daily basis all amounts of the type described in clauses (a) through (f) of Section 10.09, received by the Subservicer with respect to the Mortgage Loans.  On the date set forth in the related Subservicing Agreement (the “Subservicer Remittance Date”), the Subservicer will be required to remit all such amounts to Servicer, except, if applicable, any Monthly Payment received which constitutes a late recovery with respect to which a Subservicer Advance (as defined below) was previously made; and, if the Subservicing Agreement so provides, the Subservicer will also be required to remit, with respect to each Mortgage Loan for which the Monthly Payment due on the immediately preceding Due Date was delinquent as of the Subservicer Remittance Date, an amount equal to such Monthly Payment net of the related Subservicing Fee (a “Subservicer Advance”).  The Subservicer may deduct from each remittance, as provided above, an amount equal to Subservicing Fees to which it is then entitled to the extent not previously paid to or retained by it.  Servicer is not obligated to require in a Subservicing Agreement that any Subservicer make Subservicer Advances as described above.

Section 10.07  Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, Servicer shall take such action as it shall deem to be in the best interest of Purchaser.  In the event that any payment due under any Mortgage Loan remains delinquent for a period of forty-five (45) days, the Servicer shall order an inspection of the related Mortgaged Property and if the Mortgage Loan remains delinquent for a period of ninety (90) days or more, the Servicer shall commence foreclosure proceedings in accordance with Customary Servicing Procedures and the guidelines set forth by Fannie Mae, Freddie Mac, or FHFA, and FHA or VA, as applicable.  In such connection, Servicer shall from its own funds make all necessary and proper Servicing Advances through final disposition but only to the extent that Servicer shall determine, in its good faith judgment, that the amount of a proposed Servicing Advance is recoverable.  Servicer shall be reimbursed for all Servicing Advances in accordance with this Agreement.

Section 10.08  Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, Servicer will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans when the same shall become due and payable.  Further, Servicer will take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 10.09  Establishment of Custodial Account; Deposits in Custodial Account.

Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts (collectively, the “Custodial Account”), in the form of time deposit or demand accounts, which may be interest bearing, titled “[name of Servicer] in trust for Purchaser and various Mortgagors - Mortgage Loans”.  Such Custodial Account shall be established with Citibank or, at the option of Servicer, with another commercial bank, a savings bank or a savings and loan association which meets the guidelines set forth by the FHFA, Fannie Mae or Freddie Mac as an eligible depository institution for custodial accounts.  In any case, the Custodial Account shall be insured by the FDIC in a manner which shall provide maximum available insurance thereunder and which may be drawn on by the Servicer. The creation of any Custodial Account shall be evidenced by (a) a certification in the form of Exhibit B hereto, in the case of an account established with Citibank, or (b) a letter agreement in the form of Exhibit C hereto, in the case of an account held by a depository other than Citibank.  In either case, a copy of such certification or letter agreement shall be furnished to Purchaser within five (5) Business days after the Closing Date and a copy to any subsequent purchaser upon request.

Servicer shall deposit in the Custodial Account, on the next Business Day after receipt, and retain therein the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

(a)	all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(b)	all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(c)	all Liquidation Proceeds;

(d)
all proceeds received by Servicer under any title, hazard, private mortgage guaranty or other insurance policy other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Customary Servicing Procedures;

(e)
all awards or settlements in respect of condemnation proceedings or eminent domain affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Customary Servicing Procedures;

(f)	any amount required to be deposited in the Custodial Account pursuant to Sections 11.01, 11.03 and 12.02;

(g)
any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 6.03, and all amounts required to be deposited by Servicer in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 6.03; and

(h)
with respect to each full or partial Principal Prepayment any amounts to the extent that collections of interest at the Mortgage Loan Remittance Rate are less than one (1) full month’s interest at the applicable Mortgage Loan Remittance Rate (“Prepayment Interest Shortfalls”), such Prepayment Interest Shortfalls will be deposited by Servicer to the extent of its aggregate Servicing Fee received with respect to the related Due Period.

(i)	any amount required to be deposited by Servicer in connection with any REO Property pursuant to Section 10.17;

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees need not be deposited by Servicer in the Custodial Account.

The Servicer may invest the funds in the Custodial Account in Eligible Investments designated in the name of Servicer for the benefit of the Purchaser, which shall mature not later than the Business Day next preceding the Remittance Date next following the date of such investment (except that (A) any investment in the institution with which the Custodial Account is maintained may mature on such Remittance Date and (B) any other investment may mature on such Remittance Date if the Servicer shall advance funds on such Remittance Date, pending receipt thereof to the extent necessary to make distributions to the Purchaser) and shall not be sold or disposed of prior to maturity.  Notwithstanding anything to the contrary herein and above, all income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to withdrawal by the Servicer.  The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account by the Servicer out of its own funds immediately as realized.

Section 10.10  Withdrawals From the Custodial Account.

Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(a)	to make payments to Purchaser in the amounts and in the manner provided for in Section 11.01;

(b)
to temporarily reimburse itself for advances of Servicer funds made pursuant to Section 11.03, provided that the Servicer shall replenish the amount of the temporary reimbursement prior to the Remittance Date on which such funds are required to be distributed, and to permanently reimburse itself from amounts received on the related Mortgage Loan which represent payments of principal and/or interest respecting which any such advance was made with Servicer funds or was made with funds held for a future distribution and replenished with Servicer funds, except that, where Servicer as Seller or Servicer is required to repurchase a Mortgage Loan pursuant to Section 6.03, Servicer’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Section 6.03 and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(c)
to reimburse itself first for all unreimbursed Servicing Advances, second for unreimbursed advances of Servicer funds made pursuant to Section 11.03, and third for any unpaid Servicing Fees, Servicer’s right to reimburse itself pursuant to this subclause (c) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, condemnation proceeds, amounts representing proceeds of insurance policies covering the related Mortgaged Property and such other amounts as may be collected by Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, including amounts recovered from the disposition of the related REO Property, it being understood that, in the case of any such reimbursement, Servicer’s right thereto shall be prior to the rights of Purchaser unless Servicer as Seller or Servicer is required to repurchase a Mortgage Loan pursuant to Section 6.03, in which case Servicer’s right to such reimbursement shall be subsequent to the payment to Purchaser of the repurchase price pursuant to Section 6.03 and all other amounts required to be paid to Purchaser with respect to such Mortgage Loan;

(d)
to reimburse itself for all unreimbursed Servicing Advances, advances of Servicer funds made pursuant to Section 11.03 and unpaid Servicing Fees to the extent that such amounts are nonrecoverable by Servicer pursuant to subclause (c) above, provided that the Mortgage Loan for which such advances were made is not required to be repurchased by Servicer as Seller or Servicer pursuant to Section 6.03, and, except to the extent such advances are deemed nonrecoverable, to reimburse itself for such amounts to the extent that such amounts are not recovered from the disposition of REO Property pursuant to Section 10.17 hereof or otherwise pursuant to subclause (c) above or in this subclause (d);

(e)	to reimburse itself for subsequent trailing bills related to a previously disposed of REO Property in which distribution of the net cash proceeds has occurred;

(f)	to reimburse itself for expenses incurred by and reimbursable to it pursuant to Section 13.01;

(g)	to pay to itself any interest earned on funds deposited in the Custodial Account, such withdrawal to be made monthly not later than the Remittance Date;

(h)	to withdraw any amounts inadvertently deposited in the Custodial Account;

(i)	to clear and terminate the Custodial Account upon the termination of this Agreement;

(j)	to withdraw Servicing Fees to the extent deposited therein; and

(k)
to reimburse itself for payments remitted or advances made for which there has been a reduction in the amount of interest collectible for such related Prepayment Period as a result of the Servicemembers Relief Act or any similar state law.

Upon request, the Servicer will provide the Purchaser with copies of reasonably acceptable invoices or other documentation relating to Servicing Advances that have been reimbursed from the Custodial Account.

On each Remittance Date, Servicer shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 11.01(c) and (d), Servicer is not obligated to remit on such Remittance Date.  Servicer may use such withdrawn funds only for the purposes described in this Section 10.10.

Section 10.11  Establishment of Escrow Account; Deposits in Escrow Account.

Servicer shall segregate and hold or cause any Subservicer to segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts (collectively, the “Escrow Account”), in the form of time deposit or demand accounts, which may be interest bearing.  The Escrow Account shall be established with Citibank or, at the option of Servicer, another commercial bank, a savings bank or a savings and loan association, which meets the guidelines set forth by Fannie Mae or Freddie Mac as an eligible institution for escrow accounts.  In any case, the Escrow Account shall be insured by the FDIC in a manner which shall provide maximum available insurance thereunder and which may be drawn on by Servicer.  Upon request, Servicer shall provide Purchaser with a copy of a certification or letter agreement evidencing the establishment of each Escrow Account.

Servicer or the Subservicer shall deposit in the Escrow Account on a daily basis, and retain therein:  (a) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (b) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any Mortgaged Property.  Servicer shall make withdrawals therefrom only in accordance with Section 10.12 hereof.  As part of its servicing duties, Servicer or the Subservicer shall pay to the Mortgagors interest on funds in the Escrow Account, to the extent required by law.

Section 10.12  Withdrawals From Escrow Account.

Withdrawals from the Escrow Account shall be made by Servicer or the Subservicer only (a) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage, (b) to reimburse Servicer for any Servicing Advance made by Servicer pursuant to Section 10.13 hereof with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (c) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan, (d) for transfer to the Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law, (e) for application to restore or repair of the Mortgaged Property, (f) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (g) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), such withdrawal to be made monthly not later than the Remittance Date or (h) to clear and terminate the Escrow Account upon the termination of this Agreement.

Section 10.13  Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, Servicer or the Subservicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of private mortgage guaranty insurance premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law.  To the extent that a Mortgage does not provide for Escrow Payments, Servicer shall determine that any such payments are made by the Mortgagor at the time they first become due.  Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.  No costs incurred by the Servicer or Subservicers in effecting the payment (as opposed to the payment itself) of ground rents, taxes, assessments, water rates and other charges on the Mortgaged Properties or mortgage or hazard insurance premiums shall, for the purpose of calculating remittances to the Purchaser, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

Section 10.14  Transfer of Accounts.

Servicer may transfer the Custodial Account or the Escrow Account to a different depository institution.

Section 10.15  Maintenance of Hazard Insurance and Primary Mortgage Insurance.

Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located by an insurer acceptable to Fannie Mae or Freddie Mac and FHA or VA, as applicable, in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of (i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy.  If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (a) the outstanding principal balance of the Mortgage Loan, (b) the full insurable value of the Mortgaged Property, or (c) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, each as amended.  Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, of any Mortgage Loan, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, each as amended, flood insurance in an amount required above.  Any amounts collected by Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor in accordance with Customary Servicing Procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 10.10.  It is understood and agreed that no earthquake or other additional insurance need be required by Servicer of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.  All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to Servicer and its successors and/or assigns, and shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in amount or material change in coverage to Servicer.  Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent; provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are acceptable to Fannie Mae or Freddie Mac and FHA or VA, as applicable, and are licensed to do business in the state wherein the property subject to the policy is located.

The hazard insurance policies for each Mortgage Loan secured by a unit in a condominium development or planned unit development shall be maintained with respect to such Mortgage Loan and the related development in a manner which is consistent with Fannie Mae or Freddie Mac requirements and FHA or VA requirements, as applicable.

With respect to each Mortgage Loan with a LTV in excess of 80%, the Servicer shall maintain or cause the Mortgagor to maintain in full force and effect a Primary Mortgage Insurance Policy issued by a Qualified Insurer insuring the portion over 78% (or such other percentage in conformance with then current Fannie Mae requirements) until terminated pursuant to the Homeowners Protection Act of 1988, 12 USC § 4901, et seq. or any other applicable federal, state or local law or regulation.  In the event that such Primary Mortgage Insurance Policy shall be terminated other than as required by law and without the fault of the Servicer, the Servicer shall make a Servicing Advance and obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Mortgage Insurance Policy.  If the insurer shall cease to be a Qualified Insurer, the Servicer shall make a Servicing Advance and obtain from another Qualified Insurer a replacement Primary Mortgage Insurance Policy.  The Servicer shall not take any action which would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 12.01, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Mortgage Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

In connection with its activities as servicer, the Servicer agrees to prepare and present or to assist the Purchaser in preparing and presenting, on behalf of itself and the Purchaser, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan.  Pursuant to Section 10.09, any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 10.10.

Section 10.16  Fidelity Bond; Errors and Omissions Insurance.

Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Servicer Employees”).  Any such fidelity bond and errors and omissions insurance shall protect and insure Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions, failure to maintain any insurance policies required pursuant to this Agreement, and negligent acts of such Servicer Employees.  Such fidelity bond shall also protect and insure Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 10.16 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve Servicer from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts required by FHA or VA, Fannie Mae in the Fannie Mae Guides or by Freddie Mac in the Freddie Mac Guide, as amended or restated from time to time, as applicable, or in an amount as may be permitted to Servicer by express waiver of FHA or VA and Fannie Mae or Freddie Mac, as applicable.  Upon request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of such Fidelity Bond or a certificate evidencing the same with a statement that the Servicer shall endeavor to provide written notice to the Purchaser thirty (30) days prior to modification or any material change.

Section 10.17  Title, Management and Disposition of REO Property.

In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of Purchaser, or in the event Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by Servicer, at expense of Purchaser, from an attorney duly licensed to practice law in the state where the REO Property is located.  The Person or Persons holding such title other than Purchaser shall acknowledge in writing that such title is being held as nominee for Purchaser.

Servicer shall manage, conserve, protect and operate each REO Property for Purchaser solely for the purpose of its prompt disposition and sale.  Servicer shall either itself or through an agent selected by Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed.  No disbursement in excess of $25,000 shall be made unless the Servicer has previously notified the Purchaser and provided the Purchaser with an accounting of such disbursement.  The Servicer shall deduct the costs of managing, conserving, protecting and operating the REO Property from the proceeds of the sale of the REO Property (providing documentary evidence of such costs) and shall not withdraw funds to cover such costs from the Custodial Account. Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as Servicer deems to be in the best interest of Purchaser, provided that the Servicer shall consult with the Purchaser with respect to its disposition strategy, including listing prices and adjustments.  The Purchaser shall pay Servicer a fee of 1.5% of the sales price for such REO Property for services associated with managing the REO Property through its disposition.

With respect to all REO Property, Servicer shall hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall establish and maintain with respect to all REO Property an REO Account or Accounts, in the form of a non-interest bearing demand account, titled “[Servicer] in trust for Purchaser- Mortgage Loans as tenants in common” unless an Opinion of Counsel is obtained by Servicer to the effect that the classification as a grantor trust for federal income tax purposes of the arrangement under which the Mortgage Loans and the REO Property are held will not be adversely affected by holding such funds in another manner.  Such REO Account shall be established with Servicer or, with the prior consent of Purchaser, with a commercial bank, a mutual savings bank or a savings and loan association.  The creation of the REO Account shall be evidenced by (a) a certification in the form shown in Exhibit D hereto, in the case of an account established with Citibank, or (b) a letter agreement in the form shown in Exhibit E hereto, in the case of an account held by a depository other than Citibank.  In either case, an original of such certification or letter agreement shall be furnished to Purchaser upon request.

Servicer shall cause to be deposited on a daily basis in the REO Account all revenues received with respect to the conservation and disposition of the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 10.15 hereof.  Servicer shall not be entitled to retain interest paid or other earnings, if any, on funds deposited in such REO Account.  Servicer shall make distributions as required on each Remittance Date to Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described above and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property as soon as practicable but in any event within three (3) years after title has been taken to such REO Property.  If a purchase money mortgage is taken in accordance with such sale, such purchase money mortgage shall not be held pursuant to this Agreement.

The disposition of REO Property shall be carried out by Servicer and shall be made at such price, and upon such terms and conditions, as Servicer deems to be in the best interests of Purchaser, provided that Servicer shall not accept any sale offer for an REO Property that is more than 10% below the Reconciled Market Value of the REO Property before Servicer has notified Purchaser of such an offer.  Upon the request of Purchaser, and at Purchaser’s expense, Servicer shall cause an appraisal of the REO Property to be performed for Purchaser.  The proceeds of sale of the REO Property shall be promptly deposited in the REO Account and, as soon as practical thereafter, the expenses of such sale shall be paid, Servicer shall reimburse itself for any and all related unreimbursed Servicing Advances, unpaid Servicing Fees, any and all unreimbursed advances made and any appraisal performed and the net cash proceeds of such sale remaining in the REO Account shall be distributed to Purchaser.

Upon request, with respect to any REO Property, Servicer shall furnish or shall cause to be furnished to Purchaser a statement covering Servicer’s efforts in connection with the sale of that REO Property and any rental of the REO Property incidental to the sale thereof for the previous month (together with an operating statement).  That statement shall be accompanied by such other information as Purchaser shall reasonably request.

Section 10.18  Regulation AB.

Seller and Servicer, upon request from Purchaser, shall provide the information to Purchaser listed on Regulation AB Compliance Addendum attached hereto as Exhibit N, which the parties agree shall be amended from time to time to permit if necessary to comply with Regulation AB.  Upon and after a Securitization Transaction, the information listed in Exhibit N as so amended shall be required to be delivered by Seller and Servicer without any request or other act by the Purchaser whatsoever.

ARTICLE XI

PAYMENTS TO PURCHASER

Section 11.01  Distributions.

On each Remittance Date, Servicer shall remit by wire transfer of immediately available funds to the account designated in writing by Purchaser of record on the preceding Record Date (a) all amounts deposited in the Custodial Account as of the close of business on the preceding Determination Date (net of all amounts withdrawable therefrom pursuant to Section 10.10), plus (b) all amounts, if any, which Servicer is obligated to distribute pursuant to Section 11.03, minus (c) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the related Due Period, minus (d) any amounts attributable to Principal Prepayments received after the last day of the calendar month preceding the month of the Remittance Date, which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayments in accordance with Section 10.09(h), minus (e) any amounts attributable to reimbursement for unreimbursed Servicing Advances, advance of Servicer funds, and unpaid Servicing Fees pursuant to Section 10.10(d), and minus (f) any amounts attributable to reimbursement for subsequent trailing bills related to a previously disposed of REO Property in which distribution of net cash proceeds has occurred pursuant to Section 10.10(e).

With respect to any remittance received by Purchaser after the Business Day on which such payment was due, Servicer shall pay to Purchaser interest on any such late payment at a rate equal to the overnight federal funds effective rate, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be paid by Servicer to Purchaser on the date such late payment is made and shall cover the period commencing with the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive.  The payment by Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by Servicer.

To the extent that the amount of a remittance or distribution to Purchaser made hereunder is greater than the amount thereof properly to be remitted pursuant to the terms of this Agreement, Servicer will give prompt written notice thereof to Purchaser after Servicer’s discovery thereof, including the amount of such remittance or distribution that was paid in error.  If, by the Remittance Date immediately following such notice, Purchaser has not reimbursed the Custodial Account or Servicer, as applicable, for the amount of such erroneous remittance or distribution (without any liability on the part of Purchaser for interest thereon), Servicer shall be entitled to withhold such amount from the remittance to be made on such Remittance Date.

Section 11.02  Statements to Purchaser.

On or before the fifth (5th) Business Day of each month, Servicer shall provide or cause to be provided to the Purchaser an electronically transmitted file or an email directing Purchaser to a secured website containing the data set forth in Exhibit J.  The Servicer shall submit to the Purchaser monthly a liquidation report with respect to each Mortgaged Property sold in a foreclosure sale as of the related Record Date and not previously reported.  Such liquidation report shall be incorporated into the monthly distribution date statement containing the data set forth in Exhibit J.

In addition, upon reasonable request by the Purchaser and/or its designee, the Servicer shall provide or cause to be provided to the Purchaser and/or its designee, as applicable, loan-by-loan default information including, without limitation, notes made and retained by the Servicer in connection with servicing the defaulted loan, the reasons for the default, updated values of the Mortgaged Property, updated FICO scores on the Mortgagor and information regarding Servicing Advances made.

Servicer shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby.  In addition, Servicer shall provide Purchaser with such information concerning the Mortgage Loans as is necessary for such Purchaser to prepare its federal income tax return as Purchaser may reasonably request from time to time.

Section 11.03  Advances by Servicer.

On the Business Day immediately preceding each Remittance Date, Servicer shall deposit in the Custodial Account an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date.  This deposit may be offset by any funds held for a future distribution not due on the current Remittance Date, provided that such offset amount shall be replenished by the Servicer prior to the Remittance Date on which such amount is to be distributed.  Servicer’s obligation to make such advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all other payments or recoveries (including REO Disposition Proceeds, proceeds under any title, hazard or other insurance policy, or condemnation awards) with respect to the Mortgage Loan, provided, however, that such obligation shall cease if (a) there has been a final disposition of the Mortgage Loan or (b) if Servicer, in its good faith judgment, determines that such advances would not be recoverable pursuant to Section 10.10(c).  The determination by Servicer that an advance, if made, would be nonrecoverable, shall be evidenced by an Officer’s Certificate of Servicer, delivered to Purchaser, which details the reasons for such determination and contains an appraisal of the value of the Mortgaged Property.

ARTICLE XII

GENERAL SERVICING PROCEDURE

Section 12.01  Assumption Agreements.

Servicer will use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note to the extent permitted by law, provided that Servicer shall permit such assumption if so required in accordance with the terms of the Mortgage or the Mortgage Note.  When the Mortgaged Property has been conveyed by the Mortgagor, Servicer will, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, Servicer will not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related private mortgage guaranty policy, if any.  If Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, Servicer may enter into an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable law, the Mortgagor remains liable thereon.  In connection with any such assumption, the outstanding principal amount, the Monthly Payment and the Mortgage Interest Rate, the Lifetime Rate Cap (if applicable), the Gross Margin (if applicable), the Initial Rate Cap (if applicable) or the Periodic Rate Cap (if applicable) of the related Mortgage Note shall not be changed, and the term of the Mortgage Loan will not be increased or decreased.  If an assumption is allowed pursuant to this Section 12.01, Servicer with the prior consent of the private mortgage guaranty insurer, if any, is authorized to enter into a substitution of liability agreement with Purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and Purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note.  Any fee collected by Servicer for entering into any such assumption agreement will be retained by Servicer as additional servicing compensation.

Section 12.02  Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, Servicer or the Subservicer will obtain the portion of the Mortgage File that is in the possession of the Purchaser or Purchaser’s custodian, prepare and process any required satisfaction or release of the Mortgage.  Purchaser shall indemnify Servicer for any out-of-pocket expenses that the Servicer may sustain from Purchaser’s custodian’s failure to deliver such Mortgage File in a timely manner.

In the event Servicer grants a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should Servicer otherwise prejudice any right Purchaser may have under the mortgage instruments, Servicer, upon written demand of Purchaser, shall remit to Purchaser the Stated Principal Balance of the related Mortgage Loan by deposit thereof in the Custodial Account.  Servicer shall maintain the Fidelity Bond and errors and omissions insurance as provided for in Section 10.16 insuring Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 12.03  Servicing Compensation.

As compensation for its services hereunder, Servicer shall be entitled to retain from interest payments on the Mortgage Loans, subject to Section 10.10, the Servicing Fee.  Additional servicing compensation such as assumption fees, prepayment penalties, fax fees, late payment charges or similar fees shall be retained by Servicer or any related Subservicer to the extent not required to be deposited in the Custodial Account.  Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

Section 12.04  Purchaser’s Right to Examine Servicer Records.

Purchaser shall have the right, at all reasonable times upon reasonable notice and as often as reasonably required, to examine and audit any and all of the books, records or other information of Servicer whether held by Servicer or by another on behalf of Servicer, which are relevant to the performance or observance by Servicer of the terms, covenants or conditions of this Agreement.

Section 12.05  Seller and Servicer Shall Provide Access/Information as Reasonably Required.

Seller and Servicer shall provide to Purchaser access to any documentation regarding the Mortgage Loans which may be required by applicable regulations (the “Regulations”).  Such access shall be afforded without charge, but only upon reasonable request, during normal business hours and at the offices of Seller or Servicer, as applicable.

In addition, Seller and Servicer shall furnish upon request by Purchaser, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable and appropriate with respect to the purposes of this Agreement and the Regulations.  All such reports or information shall be provided by and in accordance with all reasonable instructions and directions Purchaser may require.  Seller and Servicer agrees to execute and deliver all such instruments and take all such action as Purchaser, from time to time, may reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 12.06  Inspections.

Servicer shall inspect the Mortgaged Property as often deemed necessary by Servicer to assure itself that the value of the Mortgaged Property is being preserved.  In addition, if any Mortgage Loan is more than forty-five (45) days delinquent, Servicer shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Customary Servicing Procedures or as may be required by the primary mortgage guaranty insurer.  Servicer shall keep written report of each such inspection and shall provide a copy of such inspection to the Purchaser upon the request of the Purchaser.

Section 12.07  Restoration of Mortgaged Property.

Servicer need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Customary Servicing Procedures.  For claims greater than $15,000, at a minimum, Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(a)           Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(b)           Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(c)           Servicer shall verify that the Mortgage Loan is not in default; and pending repairs or restoration, Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Purchaser is named as an additional loss payee, Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

Section 12.08  Fair Credit Reporting Act.

Servicer, in its capacity as servicer for each Mortgage Loan, agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

ARTICLE XIII

SERVICER

Section 13.01  Indemnification; Third Party Claims.

In addition to the indemnification provided in Section 6.03, Seller and Servicer shall indemnify and hold harmless Purchaser against any and all claims, losses, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that Purchaser may sustain in any way related to the failure of Seller or Servicer, as the case may be, to perform its duties, obligations, covenants and agreements and, in the case of the Servicer, service the Mortgage Loans in strict compliance with the terms of this Agreement.  Seller or Servicer, as the case may be, shall immediately notify Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, and such party shall assume (with the consent of Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against Seller or Servicer, as the case may be, or Purchaser in respect of such claim.  Seller or Servicer, as the case may be, shall provide Purchaser with a written report of all expenses and advances incurred by such party pursuant to this Section 13.01 and Purchaser shall promptly reimburse Seller or Servicer, as the case may be, for all amounts advanced by it pursuant to the preceding sentence except when the claim in any way relates to the failure of the Seller or Servicer, as the case may be, to perform its duties, obligations, covenants and agreements or, in the case of the Servicer, Servicer’s failure to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement.  Notwithstanding anything to the contrary in this Agreement, in the event that Purchaser or its designee becomes record owner of any Mortgaged Property, neither Seller nor Servicer shall be deemed to have failed to perform its obligations hereunder where it fails to act in response to any notice delivered to the record holder of the Mortgaged Property if (i) statutory notice was not delivered to Seller or Servicer, as the case may be, (ii) Seller or Servicer, as the case may be, had no actual knowledge of the situation surrounding such notice and (iii) the inaction of Seller or Servicer, as the case may be, was due entirely to such party’s lack of receipt of such notice.

Section 13.02  Merger or Consolidation of Servicer.

Servicer will keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Servicer shall be a party, or any Person succeeding to substantially all of the business of Servicer (whether or not related to loan servicing), shall be the successor of Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 13.03  Limitation on Liability of Servicer and Others.

Servicer and any director, officer, employee or agent of Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder.  Subject to the terms of Section 13.01, Servicer shall have no obligation to appear with respect to, prosecute or defend any legal action which is not incidental to Servicer’s duty to service the Mortgage Loans in accordance with this Agreement.

Section 13.04  Seller and Servicer Not to Resign.

Neither the Seller nor the Servicer shall assign this Agreement nor resign from the obligations and duties hereby imposed on it except by mutual consent of Seller or Servicer, as the case may be, and Purchaser or, in the case of the Servicer, upon the determination that Servicer’s duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by Servicer.  Notwithstanding the foregoing, Servicer shall have the right to assign its rights under this Agreement to Citigroup, Inc. or any subsidiary of Citigroup, Inc.

ARTICLE XIV

DEFAULT

Section 14.01  Events of Default.

In case one or more of the following Events of Default by Seller or Servicer shall occur and be continuing, that is to say:

(a)
any failure by Servicer to remit to Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of one (1) Business Day after the date written notice of such failure requiring the same to be remedied shall have been given to Servicer by Purchaser; or

(b)
failure by Seller or Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of Seller or Servicer, as the case may be, as set forth in this Agreement which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Seller or Servicer, as the case may be, by Purchaser; or

(c)
a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days; or

(d)
Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to Servicer or relating to all or substantially all of Servicer’s property; or

(e)
Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(f)	Servicer attempts to assign this Agreement except in compliance with the terms of this Agreement; or

(g)
failure by Servicer to be in compliance with the “doing business” or licensing laws of any jurisdiction where a Mortgaged Property is located which materially and adversely affects the servicing of the Mortgage Loans or the enforceability or lien priority of the related Mortgage Loan; or

(h)
Seller or Servicer shall fail to repurchase a Mortgage Loan within 30 days of the final decision of an Arbitrator that the Seller or Servicer, as the case may be, is obligated to repurchase such Mortgage Loan;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, Purchaser, by notice in writing to Servicer, may, in addition to whatever rights Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof.  On and after the receipt by Servicer of such written notice all authority and power of Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 16.01.  Upon written request from Purchaser, Servicer shall prepare, execute and deliver to a successor any and all documents and other instruments, place in such successor’s possession all Mortgage Files and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents to the successor at Servicer’s sole expense.  Servicer agrees to cooperate with Purchaser and such successor in effecting the termination of Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all amounts which shall at the time be credited by Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 14.02  Waiver of Defaults.

Purchaser may waive only by written notice any default by Seller or Servicer in the performance of its obligations hereunder and its consequences.  Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived in writing.

ARTICLE XV

TERMINATION

Section 15.01  Termination.

This Agreement shall terminate upon either:  (a) the later of the distribution to Purchaser of final payment or liquidation with respect to the last Mortgage Loan (or advances of same by Servicer), or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last Mortgage Loan and the remittance of all funds due hereunder; or (b) mutual consent of Servicer and Purchaser in writing.

Section 15.02  Termination Payments.

The Servicer shall not be entitled to any compensation related to any termination of its rights and obligations under this Agreement in connection with an Event of Default other than amounts rightfully owing Servicer at the time of termination under this Agreement including, but not limited to, Servicing Advances and Servicing Fees.  The Purchaser may terminate the Servicer’s rights and obligations under this Agreement without cause and transfer servicing to a successor servicer upon the payment of a fee to Servicer equal to 150 basis points of the aggregate outstanding Stated Principal Balance of the Mortgage Loans.  If the Servicer’s rights and obligations under this Agreement are terminated without cause, the Purchaser shall immediately reimburse the Servicer for all outstanding advances made pursuant to Section 11.03 and Servicing Advances associated with the Mortgage Loans.  Upon written request from the Purchaser in connection with any such termination, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, and including the delivery to or at the direction of the Purchaser, all contents of the Mortgage Files in the possession of the Servicer, at the Purchaser’s sole expense.  The Servicer agrees to cooperate with the Purchaser and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder as servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

ARTICLE XVI

MISCELLANEOUS PROVISIONS

Section 16.01  Successor to Servicer.

Prior to termination of Servicer’s responsibilities and duties under this Agreement pursuant to Sections 13.04, 14.01 or 15.01(b), Purchaser shall (a) succeed to and assume all of Servicer’s responsibilities, rights, duties and obligations under this Agreement and the Subservicing Agreements, or (b) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of Servicer under this Agreement and the Subservicing Agreements prior to the termination of Servicer’s responsibilities, duties and liabilities under this Agreement.  In connection with such appointment and assumption, Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted Servicer under this Agreement without the consent of Purchaser.  In the event that Servicer’s duties, responsibilities and liabilities under this Agreement shall be terminated pursuant to the aforementioned Sections, Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The resignation or removal of Servicer pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve Seller or the predecessor Servicer of the representations and warranties made pursuant to Sections 6.01 and 6.02 and the remedies available to Purchaser under Section 6.03, it being understood and agreed that the provisions of such Sections 6.01, 6.02, 6.03 and 13.01 shall be applicable to Servicer in its capacity as Seller or Servicer notwithstanding any such resignation or termination of Servicer, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to Servicer and to Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of Servicer, with like effect as if originally named as a party to this Agreement.  Any termination or resignation of Servicer or this Agreement pursuant to Section 13.04, 14.01 or 15.01 shall not affect any claims that Purchaser may have against Servicer based upon facts and circumstances arising prior to any such termination or resignation.

Servicer shall promptly deliver to the successor the funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of Servicer.

Upon a successor’s acceptance of appointment as such, Servicer shall notify by mail Purchaser of such appointment.

Section 16.02  Amendment.

This Agreement may be amended from time to time by Seller, Servicer and Purchaser by written agreement signed by the parties hereto.

Section 16.03  Recordation of Agreement.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by Seller at Purchaser’s expense upon direction of Purchaser, but only when such direction is accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Purchaser or is necessary for the administration or servicing of the Mortgage Loans.

Section 16.04  Duration of Agreement.

This Agreement shall continue in existence and effect until terminated as herein provided.

Section 16.05  Governing Law; Choice of Forum; Waiver of Jury Trial; Arbitration.

This Agreement shall be construed in accordance with the laws of the State of New York, except to the extent preempted by Federal law, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without regard to the conflicts of laws provisions of the State of New York or any other jurisdiction.

EACH PARTY HERETO KNOWINGLY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF IN ANY WAY RELATED TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

Except as to those matters which this Agreement provides shall be submitted to Arbitration, with respect to any claim or action arising hereunder, the parties (a) irrevocably submit to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, New York, and appellate courts from any thereof, and (b) irrevocably waive any objection which such party may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court, and irrevocably waive any claim that any such suit action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 16.06  Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, to (a) in the case of Seller, CitiMortgage, Inc. 1000 Technology Drive, MS 55, O’Fallon, Missouri 63368, Attention:  Capital Markets, with a copy to Investor Reporting Department, MS 313 or such other address as may hereafter be furnished to Purchaser and Servicer in writing by Seller, (b) in the case of Servicer, CitiMortgage, Inc. 1000 Technology Drive, MS 55, O’Fallon, Missouri 63368, Attention:  Capital Markets, with a copy to Investor Reporting Department, MS 313 or such other address as may hereafter be furnished to Purchaser and Seller in writing by Servicer or (c) in the case of Purchaser, RWT Holdings, Inc., One Belvedere Place, Suite 360, Mill Valley, CA  94904, Attention: Willam Moliski, with a copy to the General Counsel at the same address, or such other address as may hereafter be furnished to Seller and Servicer in writing by Purchaser.

Section 16.07  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.  If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such inability.

Section 16.08  No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of Servicer shall be rendered as an independent contractor and not as agent for Purchaser.

Section 16.09  Execution; Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.  Subject to Section 13.04, this Agreement shall inure to the benefit of and be binding upon Seller, Servicer and Purchaser and their respective successors and assigns.

Section 16.10  Further Assurances.

Seller understands that Purchaser may resell the Mortgage Loans as whole loans or as part of a securitization in which a third party may act as master servicer.  In the event that as part of such sale or securitization, additional information regarding the Mortgage Loans or modification of the reporting requirements may be requested, Seller agrees to review such requests by Purchaser’s transferee or master servicer only if, in Seller’s judgment, fulfilling such requests would require no material modifications to Seller’s servicing processes or systems and any and all costs to provide such reports and information shall be borne by Purchaser.

IN WITNESS WHEREOF, Seller, Servicer and Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CITIMORTGAGE, INC., as Seller

By:	/s/ Daniel P. Hoffman
Name:	Daniel P. Hoffman
Title:	Senior Vice President

CITIMORTGAGE, INC., as Servicer

By:	/s/ Daniel P. Hoffman
Name:	Daniel P. Hoffman
Title:	Senior Vice President

RWT HOLDINGS, INC., as Purchaser

By:	/s/ John Isbrandtsen
Name:	John Isbrandtsen
Title:	Authorized Officer

EXHIBIT A

CONTENTS OF MORTGAGE FILES

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, originals or copies of which shall be delivered by Seller to the Purchaser or the Purchaser’s designee:

1.	Mortgage Loan Documents as listed in Exhibit H.

2.	Copy of survey of the Mortgaged Property (if the title insurance policy contains a survey exception).

3.
Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, e.g., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

4.	Mortgage Loan closing statement (Form HUD-1) and any other truth-in-lending or real estate settlement procedure forms required by law.

5.	Residential loan application.

6.	Verification of acceptable evidence of source and amount of downpayment, if applicable.

7.	Verification of employment and income, including the executed 4506T if required.

8.	Credit report on the Mortgagor.

9.	Residential appraisal report.

10.	Photograph of the property.

11.
Tax receipts, insurance premium receipts, ledger sheets, payment records, insurance claim files and correspondence, correspondence, current and historical computerized data files, underwriting standards used for origination and all other papers and records developed or originated by Seller or others, required to document the Mortgage Loan or to service the Mortgage Loan.

12.	Original of the related primary mortgage guaranty insurance policy and flood insurance policy, if any, or a copy thereof.

13.	Any documentation provided by a borrower or obtained by the Seller in connection with the granting of any underwriting exception.

14.	Any other documents, dated prior to the Closing Date, relating to the underwriting, origination, or servicing of the Mortgage Loan.

EXHIBIT B

CUSTODIAL ACCOUNT CERTIFICATION

________ __, 2010

Citibank, NA hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 10.09 of Mortgage Loan Purchase and Servicing Agreement, dated as of March 1, 2010, Fixed Rate Mortgage Loans.

Title of Account:	“CitiMortgage, Inc. in trust for Purchaser and various Mortgagors - Mortgages Loans”

Account Number:	__________________________

Address of office or
branch of Citibank, NA
at which Account is
maintained:	__________________________

__________________________

Citibank, NA

By_________________________

EXHIBIT C

CUSTODIAL ACCOUNT LETTER AGREEMENT

__________ __, 2010

To:	_____________________________________
_____________________________________
_____________________________________
(the “Depository”)

As “Servicer” under Mortgage Loan Purchase and Servicing Agreement, dated as of March 1, 2010, Mortgage Loans (the “Agreement”), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 10.09 of the Agreement, to be designated as “[Servicer], in trust for Purchaser and various Mortgagors - Mortgage Loans”.  All deposits in the account shall be subject to withdrawal therefrom by order signed by Servicer.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

CitiMortgage, Inc.

By__________________________

The undersigned, as “Depository”, hereby certifies that the above described account has been established under Account Number ___________________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above.

___________________________
(Name of Depository)

By_________________________

EXHIBIT D

REO ACCOUNT CERTIFICATION

(date)

Citibank, NA hereby certifies that it has established the non-interest bearing account described below as an REO Account pursuant to Section 10.17 of Mortgage Loan Purchase and Servicing Agreement, dated as of March 1, 2010, Mortgage Loans.

Title of Account:	“CitiMortgage, Inc. in trust for Purchaser - Mortgage Loans, as tenants in common”

Account Number:	__________________________

Address of office or
branch of Citibank, NA
at which Account is
maintained:	__________________________

__________________________

Citibank, NA

By__________________________

EXHIBIT E

REO ACCOUNT LETTER AGREEMENT

(date)

To:	_____________________________________
_____________________________________
_____________________________________
(the “Depository”)

As “Servicer” under Mortgage Loan Purchase and Servicing Agreement, dated as of March 1, 2010, Mortgage Loans (the “Agreement”), we hereby authorize and request you to establish a non-interest bearing account, as an REO Account pursuant to Section 10.17 of the Agreement, to be designated as “[Servicer], in trust for Purchaser - Mortgage Loans, as tenants in common.”  All deposits in the account shall be subject to withdrawal therefrom by order signed by Servicer.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

CitiMortgage, Inc.

By__________________________

The undersigned, as “Depository”, hereby certifies that the above described account has been established under Account Number ___________________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above.

_____________________________
(name of Depository)

By_________________________

EXHIBIT F

TERM SHEET

This Term Sheet (the “Term Sheet”) is dated ______, 2010, by CitiMortgage, Inc., a New York corporation (the “Seller”) and _______, a ___ corporation (the “Purchaser”).

This Term Sheet is made pursuant to the terms and conditions of the Master Mortgage Loan Purchase and Servicing Agreement (the “Agreement”), dated as of March 1, 2010, among Seller, Servicer and Purchaser, the provisions of which are incorporated here, as such terms may be modified or supplemented here.  All capitalized terms shall have the meanings ascribed to them in the Agreement, unless otherwise defined here.

The Purchaser hereby purchases from Seller and Seller hereby sells to the Purchaser, all of Seller’s right, title and interest in and to the Mortgage Loans described on the Mortgage Loan Schedule attached as Schedule I, in accordance with the terms of the Agreement, as such terms may be supplemented or modified by this Term Sheet.

1.  DEFINITIONS
For purposes of the Mortgage Loans to be sold pursuant to this Term Sheet, the following terms shall have the following meanings:

Aggregate Principal Balance

(as of the Cut-Off Date):	$

Aggregate Principal Balance by Product Type:	$

Closing Date:

Cut-off Date:

Initial Weighted Average

Mortgage Loan Rate:

Mortgage Loan Product Type:

Purchase Price Percentage:

Servicing Fee:

Buyup/Buydown Factor:

2.  Additional Closing Conditions:
a.  In addition to the conditions specified in the Agreement, the obligation of the Seller and the Purchaser is subject to the fulfillment of the following additional conditions:

3.  Additional Loan Documents:
a.  In addition to the contents of the Mortgage File specified in the Agreement, the following documents shall be delivered with respect to the Mortgage Loans:

4.  [Additional] [Modification of] Representations and Warranties:
a.  [In addition to the representations and warranties set forth in the Agreement, as of the date hereof, each of the Sellers makes the following additional representations and warranties with respect to the Mortgage Loans:

TO WITNESS THIS, the parties have caused their names to be signed by their respective duly authorized officers as of the date first written above.

______________________________________ By: _________________________________ Name: Title:

CITIMORTGAGE, INC. a New York corporation By: _________________________________ Name:_________________________________ Title: _________________________________

EXHIBIT G

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

EXHIBIT H

MORTGAGE LOAN DOCUMENTS

1.
The original Mortgage Note endorsed, “Pay to the order of ___________, without recourse” and signed in the name of Seller by an authorized officer.  In the event that the Mortgage Loan was acquired by Seller in a merger, the endorsement must be by “[Seller], successor by merger to [name of predecessor]”; and in the event that the Mortgage Loan was acquired or originated by Seller while doing business under another name, the endorsement must be by “[Seller], formerly known as [previous name]”.

2.
The original Mortgage, or a copy of the Mortgage with evidence of recording thereon certified by the appropriate recording office to be a true copy of the recorded Mortgage, or, if the original Mortgage has not yet been returned from the recording office, an electronic copy of the original Mortgage together with a certificate of either the closing attorney, an officer of the title insurer which issued the related title insurance policy or an officer of Seller, certifying that the copy is a true copy of the original of the Mortgage which has been delivered by such officer or attorney for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

3.
In the case of each Loan that is not a MERS Loan, the original Assignment of Mortgage from Seller, prepared in blank, which assignment shall be in form and substance acceptable for recording.  In the event that the Mortgage Loan was acquired by Seller in a merger, the assignment must be by “[Seller], successor by merger to [name of predecessor]”; and in the event that the Mortgage Loan was acquired or originated by Seller while doing business under another name, the assignment must be by “[Seller], formerly known as [previous name]”.

4.
The original policy of title insurance, or, if the policy has not yet been issued an electronic copy of the written commitment or interim binder issued by the title insurance company, dated and certified as of the date the Mortgage Loan was funded, with a statement by the title insurance company or closing attorney on such binder or commitment that the priority of the lien of the related Mortgage during the period between the date of the funding of the related Mortgage Loan and the date of the related title policy (which title policy shall be dated the date of recording of the related Mortgage) is insured.

5.
Originals, or certified true copies from the appropriate recording office, of any intervening assignments of the Mortgage with evidence of recording thereon, or, if the original intervening assignment has not yet been returned from the recording office, a certified copy of such assignment.

6.	Originals or copies of all assumption and modification agreements, if any.

7.           Original or copy of power of attorney, if applicable.

EXHIBIT I

FORM OF

OFFICER’S CERTIFICATE

I, ____________, hereby certify that I am a duly elected _____ Vice President of CitiMortgage, Inc., a New York corporation (the “[Seller][Servicer]”), and further certify, on behalf of the Seller as follows:

1.
Each person who, as an officer or attorney-in-fact of the [Seller][Servicer], signed the Mortgage Loan Purchase and Servicing Agreement (the “Purchase Agreement”), dated as of March 1, 2010, by and between the Seller, Servicer and RWT Holdings, Inc. (the “Purchaser”) and any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Purchase Agreement was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

2.
All of the representations and warranties of the [Seller][Servicer] contained in Section 6.02 of the Purchase Agreement were true and correct in all material respects as of the date of the Purchase Agreement and are true and correct in all material respects as of the date hereof.

3.
The [Seller][Servicer] has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied prior to the Closing Date pursuant to the Purchase Agreement.

All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller.

Dated:  ___________, 2010

[Seal]

CITIMORTGAGE, INC.

By: ______________________________
Name: ____________________________
Title: ______________________________

I, ____________, Assistant Secretary of the [Seller][Servicer], hereby certify that ___________ is a duly elected, qualified and acting _____ Vice President of the [Seller][Servicer] and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:  ___________, 2010

[Seal]

CITIMORTGAGE, INC.

By: ______________________________
Name: ____________________________
Title: ______________________________

EXHIBIT J

MONTHLY REPORT

Servicer shall provide or cause to be provided the following information to Purchaser:

Investor Code
CMI Loan Number
Investor Loan Number
Last Paid Installment
Scheduled Payment
Scheduled Interest Rate
Servicing Fee
Beginning Scheduled Balance
Unpaid Principal Balance
Ending Scheduled Balance
Scheduled Principal
Unscheduled Principal
Interest on Curtailment
Total Principal
Scheduled Interest
Total Remittance
Payoff Date
Payoff Amount
Solider and Sailor (S&S) Flag
S&S subsidy amount
S&S order end date
Prepayment Penalty Amount
Prepayment Amount Waived
Action Code

Loan Number
Investor Loan Number
Investor Id
Category Code
Deal Name
Reason for Default
Breach Letter Date
Mortgagor First Name
Mortgagor Last Name
Property Street Address
City Name
Property Alpha State Code
Property ZIP Code
Next Payment Due Date

MI Company
MI Coverage %
Bankruptcy Status Code
Bankruptcy Filing Date
Bankruptcy Chapter Type
Bankruptcy Case Number
Bankruptcy Post Petition Due Date
Bankruptcy Discharge Date
Bankruptcy Dismissal Date
Loss Mitigation Status Code	To include Short sale and loan modification
Loss Mit Approval Date
Loss Mit Type
Modified Rate
Modified First payment date
Balloon	(Y) (N)
Balloon Amount
Amortization Term
Capitalized Amount
Principal Forbearance
Principal Write down Amount
Short Sale	(Y) (N)
Short Sale Sales Price
Short Sale Completed Date
Foreclosure Status Code
Foreclosure Attorney Referral Date
First Legal Date
Foreclosure Property Value
Foreclosure Property Value Type
Foreclosure Property Value Date
Scheduled Foreclosure Date
Foreclosure Sale Date
Foreclosure Sale Amount
REO Status Code
Expenses to Date
REO Eviction Start Date
REO Eviction Completed Date
REO Original Listing Price Amount
REO Current Listing Price Amount
REO Listing Start Date
REO Accepted Offer Amount
REO Accepted Offer Date
REO Completed Date
Occupancy Current Status Code
Property Condition
Property Inspection Date
Appraisal Date
Current Property Value
Repaired Property Value
Original Mortgage Amount

EXHIBIT K

WHOLE LOAN TRANSFER INFORMATION

Purchaser shall provide to Seller the following information with respect to each Mortgage Loan that is to be included in a Whole Loan Transfer:

Investor Code
CMI Loan Number
Investor Loan Number
Last paid installment
Scheduled Payment
Scheduled Interest Rate
Servicing Fee
Beginning Scheduled Balance
Unpaid Principal Balance
Ending Scheduled Balance
Scheduled Principal

EXHIBIT L

FORM OF COMMITMENT LETTER

[name]
[address]

RE:	Commitment Letter Outlining Terms of Purchase of $_______ of _____________

Dear [name]:

_______ (a “Seller” and “Servicer”) hereby agree to sell, and _____ (“Purchaser”) hereby agrees to purchase, the _____ mortgage loans described on Exhibit A hereto (the “Mortgage Loans”).  In accordance with the Master Mortgage Loan Purchase and Servicing Agreement dated March 1, 2010 (the “Agreement”) by and between Seller, Servicer and Purchaser.  The Mortgage Loans will be sold on a whole loan basis servicing retained by the Seller.  The purchase and sale of the Mortgage Loans shall be subject to the terms and conditions set forth in this letter (the “Commitment Letter”).

Amount of
Mortgage Loans:	The aggregate principal balance of the Mortgage Loans, as of the Cut-off Date, will be $________

Balance by Product Type:	The aggregate principal balance of the Mortgage Loans, as of the Cut-Off Date, will be $____ for (product type), $____ for (product type) and $__ for product type.

Purchase Price	The Purchase Price for each Mortgage Loan shall be as listed on the Exhibit A the Purchase Price Percentage multiplied by the unpaid principal balance as of the Cut-off Date.

Interest on Purchase
Price:
The Purchaser shall pay the Seller accrued interest on the Stated Principal Balance of each Mortgage Loan as of the related Cut-Off Date at the Mortgage Interest Rate from the related Cut-Off Date through the day prior to the related Closing Date, both inclusive, less the Servicing Fee, pro rated on the basis of a 30-day month.

Purchase Price Percentage:	______%

Buyup/Buydown Factor:	_______

Payment of Purchase Price:	The Purchase Price shall be paid to the Seller in immediately available Federal Funds by Wire Transfer on the Closing Date by 3:00 p.m. EDT.

Initial Weighted Average
Mortgage Loan Rate:	The initial weighted average Mortgage Loan rate will be $___.

Closing Date:	The date on which the Mortgage Loans will be sold by the Seller to the Purchaser which shall be _____________ or such other date as mutually agreed upon by the Seller and the Purchaser.

Paid-To Date:	________________

Cut-off Date:	________ or such other date as mutually agreed upon by the
Seller and the Purchaser.

Servicing Fee Rate:	_____.

Mortgage Loans:	Each Mortgage Loan is secured by a first lien on a residential 1-4 family property located in ____.

Early Payment Default Date:	______________________.

Due Diligence Review of
Mortgage Loans:
Purchaser shall have the right to conduct an underwriting review of mortgage files relating to the Mortgage Loans to ensure conformity with the Agreement (as defined below).  Such review (or waiver of review if Purchaser so chooses) shall not affect the Seller’s representations and warranties regarding the Mortgage Loans in the Agreement or its obligation to cure, repurchase, indemnify or substitute any Mortgage Loan as to which a breach of a representation or warranty is material.

Cooperation:
Purchaser and Seller shall each cooperate with the other and each shall use their best efforts to meet targeted deadlines for a timetable established by Seller in connection with the sale of the Mortgage Loans.

Additional Purchase
Stipulations:

Please acknowledge your agreement and acceptance of this Commitment Letter on or before _______ by signing and faxing the executed document to the attention of:

{Name}
{Address}
{Fax Number}

Very truly yours,	This Commitment Letter is hereby Agreed to and Accepted on __________, 2010:

CitiMortgage, Inc.

Name: Title:	Name: Title:

EXHIBIT M

FORM OF BAILEE AGREEMENT

Date

Attention:

Re:	Sale of certain mortgage loans from CitiMortgage, Inc. (the “Seller”) to (the “Purchaser”)

Gentlemen/Ladies:

In connection with the transaction contemplated by the trade entered into as of ___, 20__, between the Seller and the Purchaser and in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller, the Purchaser and ______ in its capacity as custodian (the “Bailee”) hereby agree as follows:

1.           The Seller is delivering the Mortgage Files to the Bailee as an accommodation to the Purchaser to allow for pre-closing verification of the contents of the Mortgage Files.  Notwithstanding this early delivery of the Mortgage Files, the sale and transfer of the Mortgage Loans from the Seller to the Purchaser, as contemplated between the Seller and the Purchaser will not occur until the closing date, contemplated to occur on _____, 20__ (“Closing Date”).  To the extent that the sale and transfer does not take place on the Closing Date, the Bailee, at the sole direction and discretion of the Seller, will return the Mortgage Files to the Seller or its designee, regardless of any claim the Purchaser may have against the Seller or with respect to the Mortgage Loans, and the Purchaser hereby waives all rights of set-off it may have against the Mortgage Loans.

2.           On a date as agreed upon by Purchaser and Seller (such actual date, the “Delivery Date”), the Seller shall deliver to the Bailee, as custodian and bailee for the exclusive benefit of the Seller, the following documents (collectively, the “Mortgage File”) for each mortgage loan listed in Exhibit A attached hereto (the “Mortgage Loans”):

a)	The original Mortgage Note endorsed by the Seller in the following form: “Pay to the order of _____________, without recourse”: with all intervening endorsements showing a complete chain of title;

b)	The original of any guarantees executed in connection with the Mortgage Note;

c)
The original Mortgage with evidence of recording thereon, or a certified copy if the original recorded Mortgage has not been received from the public recording office, or certified copy with evidence of recording thereof if lost;

d)	Originals of all assumption, modification, written assurance or substitution of liability agreements, if any;

e)	The original Assignment in blank, which assignment shall be in form and substance acceptable for recording, unless such Mortgage Loan has been recorded in MERS;

f)
Originals of all recorded intervening Assignments, showing a complete chain of title with evidence of recording thereon.  A certified copy is acceptable if the recorded Assignment has not yet been received  from the public recording office; or certified copy with evidence of recording thereof if lost;

g)	The original policy of title insurance or title binder if the policy has not yet been issued, or duplicate original;

h)	The original of any security agreement, chattel mortgage, or equivalent document executed in connection with the Mortgage;

i)	The original or copy of the mortgage insurance certificate, if applicable.

3.           On the Closing Date or such other date mutually agreed upon by the Purchaser and the Seller, the Seller and the Purchaser shall escrow close as mutually agreed by the parties.  Upon receipt of the purchase price as mutually agreed upon by the parties, the Seller shall deliver by facsimile to the Bailee a release (the “Facsimile Release”) authorizing a release of the Mortgage Files to the Purchaser.  Upon receipt of such Facsimile Release, Bailee shall release the Mortgage Files to Purchaser.

4.           In the event that (a) the Bailee fails to receive a Facsimile Release on the Closing Date, or (b) the Bailee is notified by the Seller in writing that certain of the Mortgage Loans will not be purchased, the Bailee shall return the affected Mortgage Files to the Seller at the Purchaser’s expense within one business day thereof (the “Return Date”) in accordance with the Seller’s instructions.

5.           From and after the Delivery Date until the time of receipt of the Facsimile Release or return of documents to Seller on the Return Date, as the case may be, the Bailee shall maintain continuous custody and control of the Mortgage Files as exclusive bailee for the Seller.  The Bailee represents and warrants that it is a FNMA/FHLMC approved custodian and shall hold the Mortgage Files in accordance with FNMA/FHLMC requirements.  The Bailee shall maintain at all times during the existence of this bailee agreement and keep in full force and effect fidelity insurance, theft of documents insurance, forgery insurance and errors and omissions insurance with standard coverage and subject to deductibles, all as are customary for insurance typically maintained by banks which act as custodians and all in accordance with the amounts required by FNMA/FHLMC.

6.           The Bailee shall indemnify the Seller and hold it harmless against any and all losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, the loss or losses of any Mortgage Loan document contained in the Mortgage Files or from any improper or unauthorized actions taken with respect to the Mortgage Loans from the Delivery Date to the Return Date or the Closing Date, as the case may be.  The foregoing indemnification shall survive the Closing Date and/or the Return Date.

7.           The agreement set forth in this bailee agreement may not be modified, amended or altered, except by written instrument, executed by both of the parties hereto.

8.           For the purpose of facilitating the execution of this Bailee Agreement as herein provided and for other purposes, this bailee agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

Very truly yours,

CITIMORTGAGE, INC.
(Seller)

By:

(Bailee)

ACCEPTED AND AGREED:

By:
Date:

EXHIBIT N

REGULATION AB REQUIREMENTS

DEFINED TERMS

Commission:  The United States Securities and Exchange Commission.

Company Information:  As defined in this Exhibit.

Depositor:  The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Exchange Act.  The Securities Exchange Act of 1934, as amended.

Qualified Correspondent:  Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied:  (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller.

Reconstitution:  Any Securitization Transaction or Whole Loan Transfer.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Securities Act:  The Securities Act of 1933, as amended.

Securitization Transaction.  Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicer:  As defined in this Exhibit.

Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Static Pool Information:  Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer or a Subservicer.

Subservicer:  Any Person that services Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

Third-Party Originator:  Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller.

Whole Loan Transfer:  Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

Section 1.01.  Intent of the Parties; Reasonableness.

The Purchaser, the Seller and the Servicer acknowledge and agree that the purpose of this Exhibit to this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.  Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Seller and the Servicer acknowledge that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings.  References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Seller and Servicer acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with any Securitization Transaction, the Seller and Servicer shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, the Servicer any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

The Purchaser (including any of its assignees or designees) shall cooperate with the Seller and Servicer by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.

Section 1.02.  Additional Representations and Warranties of the Seller and Servicer.

(a)           The Seller and Servicer shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 1.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date:  (i) neither the Seller nor the Servicer is aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Seller or the Servicer, respectively; (ii) the Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as servicer has been disclosed or reported by the Servicer; (iv) no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Servicer, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to the Servicer, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(b)           If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Section 1.03, the Seller shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Section 1.03.  Information to Be Provided by the Seller.

In connection with any Securitization Transaction the Seller or the Servicer, as applicable, shall (i) within five Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a), (b), (c) and (f) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Seller or Servicer, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Section.

(a)           If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, and (iii) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB.  Such information shall include, at a minimum:

(A)           the originator’s form of organization;

(B)           a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C)           a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Seller, each Third-Party Originator and each Subservicer; and

(D)           a description of any affiliation or relationship between the Seller, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

(1)	the sponsor;
(2)	the depositor;
(3)	the issuing entity;
(4)	any servicer;
(5)	any trustee;
(6)	any originator;
(7)	any significant obligor;
(8)	any enhancement or support provider; and
(9)	any other material transaction party.

(b)           If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Seller, if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator.  Such Static Pool Information shall be prepared by the Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB.  To the extent that there is reasonably available to the Seller (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph.  The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or any Depositor.  Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool.  The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference.  The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Seller shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Seller.

If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request.  Such letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction.  Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(c)           If so requested by the Purchaser or any Depositor, the Servicer shall provide such information regarding the Servicer and each Subservicer (each of the Servicer and each Subservicer, for purposes of this paragraph, a “Servicer”), as is requested for the purpose of compliance with Items 1108, 1117 and 1119 of Regulation AB.  Such information shall include, at a minimum:

(A)           the Servicer’s form of organization;

(B)           a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1)           whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;
(2)           the extent of outsourcing the Servicer utilizes;
(3)           whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;
(4)           whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and
(5)           such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C)           a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(D)           information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement;

(E)           information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(F)           a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(G)           a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

(H)           information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(I)           a description of any legal or governmental proceedings pending (or known to be contemplated) against the Servicer that would be material to securityholders; and

(J)           a description of any affiliation or relationship between the Servicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Servicer by the Purchaser or any Depositor in writing in advance of a Securitization Transaction.

(1)	the sponsor;

(2)	the depositor;

(3)	the issuing entity;

(4)	any servicer;

(5)	any trustee;

(6)	any originator;

(7)	any significant obligor;

(8)	any enhancement or support provider; and

(9)	any other material transaction party.

(d)           For the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Seller or the Servicer, as applicable, shall (or shall cause each Subservicer and Third-Party Originator to) (i) notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Seller, the Servicer, any Subservicer or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller, the Servicer, any Subservicer or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, (C) any Event of Default of which it is aware or has received notice under the terms of the Agreement or any Reconstitution Agreement, (D) any merger or consolidation where Seller or Servicer, as applicable, is not the surviving entity or sale of substantially all of the assets of Seller or Servicer, and (E) Seller’s or Servicer’s entry into an agreement with a Subservicer to perform or assist in the performance of any of the Seller’s or Servicer’s obligations under the Agreement or any Reconstitution Agreement and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

(e)           As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Purchaser and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(f)           In addition to such information as Servicer is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Purchaser or any Depositor, the Servicer shall provide such information regarding the performance or servicing of the Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.  Such information shall be provided concurrently with the monthly reports otherwise required to be delivered  by the Servicer under this Agreement, commencing with the first such report due not less than ten (10) Business Days following such request.

Section 1.04.  Servicer Compliance Statement.

On or before March 1 of each calendar year, commencing in 2010, the Servicer shall deliver to the Master Servicer, or any Depositor if a Master Servicer has not been identified for the related Securitization Transaction, a statement of compliance signed by an authorized officer of the Servicer, to the effect that (i) a review of the Servicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 1.05.  Report on Assessment of Compliance and Attestation.

(a)           On or before March 1 of each calendar year, commencing in 2010, the Servicer shall:

(i)           deliver to the Master Servicer, or any Depositor if a Master Servicer has not been identified for the related Securitization Transaction, a report (in form and substance reasonably satisfactory to the Purchaser and such Depositor) regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be signed by an authorized officer of the Servicer, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Attachment 2 hereto delivered to the Purchaser concurrently with the execution of this Agreement;

(ii)           deliver to the Master Servicer a report of a registered public accounting firm reasonably acceptable to such Master Servicer that attests to, and reports on, the assessment of compliance made by the Seller and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)           cause each Subservicer, and each Subcontractor determined by Servicer pursuant to Section 1.06(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser and any Master Servicer, or any Depositor if a Master Servicer has not been identified for the related Securitization Transaction, an assessment of compliance and accountants' attestation as and when provided in paragraphs (a) and (b) of this Section; and

(iv) deliver, and cause each Subservicer, and each Subcontractor determined by Servicer pursuant to Section 1.06(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser and any Master Servicer, or any Depositor if a Master Servicer has not been identified for the related Securitization Transaction and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification, signed by the appropriate officer of the Servicer, in the form attached hereto as Attachment 1.

The Seller acknowledges that the parties identified in clause (a)(iii) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.  The Master Servicer will not request delivery of a certification under clause (a)(iv) above unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.

(b)           Each assessment of compliance provided by a Subservicer pursuant to Section 1.05(a)(i) shall address each of the Servicing Criteria specified on a certification substantially in the form of Attachment 2 hereto delivered to the Master Servicer concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment.  An assessment of compliance provided by a Subcontractor pursuant to Section 1.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to Section 1.06.

Section 1.06.  Use of Subservicers and Subcontractors.

The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Reconstitution Agreement unless the Seller complies with the provisions of paragraph (a) of this Section.  The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer as servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (b) of this Section.

(a)           It shall not be necessary for the Servicer to seek the consent of the Purchaser or any Depositor to the utilization of any Subservicer.  The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 1.02, 1.03(c), (e) and (f), 1.04, 1.05 and 1.07 of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer under Section 1.03(d) of this Agreement.  The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 1.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 1.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification  under Section 1.05 as and when required to be delivered.

(b)           It shall not be necessary for the Servicer to seek the consent of the Purchaser or any Depositor to the utilization of any Subcontractor.  The Servicer shall promptly upon request provide to the Purchaser and any Master Servicer, or any Depositor (or any designee of the Depositor, such as an administrator) if a Master Servicer has not been identified for the related Securitization Transaction, a written description (in form and substance satisfactory to the Purchaser and such Depositor) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 1.05 and 1.07 of this Agreement to the same extent as if such Subcontractor were the Servicer.  The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 1.05, in each case as and when required to be delivered.

Section 1.07.  Indemnification; Remedies.

(a)           The Seller and the Servicer shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction:  each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)(A)   any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided in written or electronic form under this Exhibit by or on behalf of the Seller or the Servicer, or provided under this Exhibit by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the “Company Information”), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(ii)           any breach by the Seller or the Servicer of its obligation under this Article I, including particularly any failure by the Seller, the Servicer, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Exhibit, including any failure by the Seller or the Servicer to identify pursuant to Section 1.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

(iii)           any breach by the Seller or the Servicer of a representation or warranty set forth in Section 1.02(a) or in a writing furnished pursuant to Section 1.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller or the Servicer of a representation or warranty in a writing furnished pursuant to Section 1.02(b) to the extent made as of a date subsequent to such closing date.

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then both the Seller and the Servicer agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Seller or the Servicer, as applicable, on the other.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Seller, the Servicer, any Subservicer, any Subcontractor or any Third-Party Originator.

(c)           This indemnification shall survive the termination of the Agreement or the termination of any party to the Agreement.

(d)           (i)           Any failure by the Seller, the Servicer, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article, or any breach by the Seller or the Servicer of a representation or warranty set forth in Section 1.02(a) or in a writing furnished pursuant to Section 1.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller or the Servicer of a representation or warranty in a writing furnished pursuant to Section 1.02(b) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Seller or the Servicer, as applicable, under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Servicer; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer, such provision shall be given effect.

(ii)           Any failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 1.04 or 1.05, including (except as provided below) any failure by the Servicer to identify pursuant to Section 1.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Servicer under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Servicer; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer, such provision shall be given effect.

Neither the Purchaser nor any Depositor shall be entitled to terminate the rights and obligations of the Servicer pursuant to this subparagraph (b)(ii) if a failure of the Servicer to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

(iii)           The Servicer shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Servicer and the transfer of servicing of the Mortgage Loans to a successor servicer.  The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

Section 1.08    Third-party Beneficiary.

For purposes of this Reg AB Addendum and any related provisions thereto, each Master Servicer shall be considered a third-party beneficiary of the Agreement, entitled to all the rights and benefits hereof as if it were a direct party to the Agreement.

ATTACHMENT 1

FORM OF ANNUAL CERTIFICATION

Re:	The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of [____], certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)           I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 20[ ] that were delivered by the Servicer to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Servicer Servicing Information”);

(2)           Based on my knowledge, the Servicer Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicer Servicing Information;

(3)           Based on my knowledge, all of the Servicer Servicing Information required to be provided by the Servicer under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4)           I am responsible for reviewing the activities performed by the Servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement in all material respects; and

(5)           The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer].  Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer].  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:    _________________________

By:

Name:  ________________________________

Title:    ________________________________

ATTACHMENT 2

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by CitiMortgage	Performed by Vendor(s) for which CitiMortgage is the Responsible Party	Performed by subservicer(s) or vendor(s) for which CitiMortgage is NOT the Responsible Party1	NOT performed by CitiMortgage or by subservicer(s) or vendor(s) retained by CitiMortgage2
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the loans are maintained.				X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X1	X2
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X3	X4		X5
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
_________________________

1	Check only those criteria which are performed by subservicer(s) or vendor(s) retained by CitiMortgage.

2	Check only those criteria which CitiMortgage does NOT (i) perform directly, (ii) take responsibility for the performance of by a Vendor, or (iii) retain subservicer(s) or vendor(s) to perform.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by CitiMortgage	Performed by Vendor(s) for which CitiMortgage is the Responsible Party	Performed by subservicer(s) or vendor(s) for which CitiMortgage is NOT the Responsible Party1	NOT performed by CitiMortgage or by subservicer(s) or vendor(s) retained by CitiMortgage2
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts.  These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.  These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on loans is maintained as required by the transaction agreements or related mortgage loan documents.	X6			X7
1122(d)(4)(ii)	Loans and related documents are safeguarded as required by the transaction agreements	X8			X9
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by CitiMortgage	Performed by Vendor(s) for which CitiMortgage is the Responsible Party	Performed by subservicer(s) or vendor(s) for which CitiMortgage is NOT the Responsible Party1	NOT performed by CitiMortgage or by subservicer(s) or vendor(s) retained by CitiMortgage2
1122(d)(4)(iv)
Payments on loans, including any payoffs, made in accordance with the related loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related loan documents.
		X10	X11
1122(d)(4)(v)	The Servicer’s records regarding the loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s loans  (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a loan is delinquent in accordance with the transaction agreements.  Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for loans with variable rates are computed based on the related loan documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts):  (A) such funds are analyzed, in accordance with the obligor’s loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related loan, or such other number of days specified in the transaction agreements.
		X12	X13
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
		X14	X15
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
		X16	X17
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.
		X18	X19
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X			X20

EXHIBIT O

MORTGAGE LOAN SCHEDULE

Loan Number
Loan Group Description

Program Code
Program Code Description
Documentation Short Description
Income Documentation Requirement
Asset Documentation Requirement
High Net Worth Borrower
Employment Verification Requirement
Appraisal Type
Date of Appraisal
Product Group
Product
Interest Only Flag
Interest Only Term
Interest Method
Original Rate
Current Rate
Original Term
Remaining Term from Issue Date
Remaining Term from Paid to Date
Prepayment Penalty Flag
Prepayment Penalty Term - Years
Prepayment Penalty Calculation
Assumable Flag
ARM conv code
Initial Rate Cap - Increase
Initial Rate Cap - Decrease
Periodic Rate Cap
Life Rate Cap
Life Max Rate
Life Floor Rate
First Payment Change Date
Next Pymt Change Date
Teaser Period
Interest Adjustment Period
Index Type
Original Index Value
Margin
ARM lookback period
Int Rounding Method

Rate Rounding Factor
Pending Rate
Pending Rate Effective Payment Date

Origination Date
First Due
Original Balance
Interest Paid to Date
Current Balance
Issue Date
Issue Balance
Maturity Date

Purpose
Debt Ratio
Original FICO
Current FICO
Self_Employment_Flag
First Time Home Buyer Flag
Delinq History
Delinq History Paid To Date
Counters
Modification Flag
Modification Date

Property
Occupancy
Address Line 1
Address Line 2
City
State
Zip Code
County Name
Units
Appraised Value
Sales Price
Original Loan to Value
Release Loan to Value
Lien Position
Simultaneous Second Flag
Original Combined Loan to Value
Subordinate Outstanding Balance
Home Equity CLTV
Subordinate Outstanding Lien
Original PI
Current PI
Current PITI

MI Provider
MI Cert Number
MI Percent Coverage
Lender_Paid_MI
Escrow Payment
Tax_Escrow_Flag
Hazard_Escrow_Flag

Borrower1 Last Name
Borrower1 First Name
Borrower1 SSN
Borrower 2 Last Name
Borrower 2 First Name
Borrower 2 SSN

Primary Servicer
Servicing Fee
Buydown Flag
MOM Flag
MERS Flag
MERS Registration Number

SandP Doc Code
Fitch Doc Code
Moodys Doc Code

Billing_Program
ACH_Drafting_Frequency
ACH_Rate_Reward
Payment_Posting
Rate_Reduction_Eligible
Rate_Reduction_Active

FileDate

EXHIBIT P

FORM OF NOTICE OF SALE OF OWNERSHIP OF MORTGAGE LOAN

Under federal law, borrowers are required to be notified in writing whenever ownership of a mortgage loan secured by their principal dwelling is sold, transferred or assigned (collectively, “sold”) to a new creditor.  This Notice is to inform you that your prior creditor has sold your loan (described below) to us, the new creditor identified below.

**Please note that while we now own your loan, we are not the servicer of your loan.  The servicer (identified below) acts on our behalf to handle the ongoing administration of your loan, including the collection of mortgage payments.  Please continue to send your mortgage payments as directed by the servicer, and NOT to us.  Also, should you have any questions regarding your loan, please contact the servicer using the contact information set forth below.  The servicer is authorized to handle routine inquiries and requests regarding your loan and, if necessary, to consult with us regarding your request and communicate to you our decision with respect to such request. **

Please note that the sale of your loan to us may also result in a change of servicer.  If this occurs, you will receive a separate notice, required under federal law, providing information regarding the new servicer.

LOAN INFORMATION Date of Loan: Original Amount of Loan: Date Your Loan was Sold to the New Creditor: Address of Mortgaged Property:
SERVICER INFORMATION Name: Mailing Address: Telephone Number (Toll free):
NEW CREDITOR INFORMATION Name: Mailing Address: (not for payments): Telephone Number (Toll free):
AGENT INFORMATION (If we have granted an agent other than the servicer authority to act on our behalf, contact information for such agent will appear below):

Name: Mailing Address: Telephone Number (Toll free):

The transfer of the lien associated with your loan is currently recorded, or in the future may be recorded, in the public records of the local County Recorder’s office for the county where your property is located.  If checked ☐, ownership of your loan is also recorded on the registry of the Mortgage Electronic Registrations System at 1818 Library Street, Suite 300, Reston, VA 20190.

[Confirm if applicable]  Your loan has been securitized and we own legal title to your loan acting as trustee of the related securitization trust (the “Trust”) for the benefit of the holders (the “Holders”) of the mortgage-backed securities issued by the Trust.  Our rights and obligations, as trustee, are defined in one or more contracts among us, the Holders and certain other parties.  As a result, our authority to respond favorably to your requests or inquiries may be limited by the terms of such contracts.

____________________________

Footnotes to Attachment 2 Servicing Criteria

1 The servicer performs all of the criterion 1122(d)(2)(i) except for the lockbox function, which is a specific, limited activity.
2 The vendor performs only the lockbox function for criterion 1122(d)(2)(i).
3 The servicer under criterion 1122(d)(2)(ii) makes authorized disbursements on behalf of an obligor for escrowed amounts and to investors and/or the paying agent for their disbursement to investors.
4 Under criterion 1122(d)(2)(ii), in specific, limited instances the tax and insurance monitoring vendors make disbursements on behalf of an obligor.
5 The paying agent (another party participating in the servicing function for which the servicer is not the responsible party) makes authorized disbursements to investors.
6 The servicer prepares and ships the required loan documents to the vendor that performs the custodian function.
7 The vendor performs the custodian function.
8 The servicer prepares and ships the required loan documents to the vendor that performs the custodian function.
9 The vendor performs the custodian function.
10 The servicer performs all of the criterion 1122(d)(4)(iv) except for the lockbox function, which is a specific, limited activity.
11 The vendor performs only the lockbox function for criterion 1122(d)(4)(iv).
12 The servicer performs all of the functions under criterion 1122(d)(4)(x) except for specific, limited tax and insurance monitoring activity performed by vendors.
13 The vendors performs specific, limited tax and insurance monitoring functions for criterion 1122(d)(4)(x).
14 The servicer performs all of the functions under criterion 1122(d)(4)(xi) except for specific, limited tax and insurance monitoring activity performed by vendors.
15 The vendors performs specific, limited tax and insurance monitoring functions for criterion 1122(d)(4)(xi).
16 The servicer performs all of the functions under criterion 1122(d)(4)(xii) except for specific, limited tax and insurance monitoring activity performed by vendors.
17 The vendors performs specific, limited tax and insurance monitoring functions for criterion 1122(d)(4)(xii).
18 The servicer performs all of the functions under criterion 1122(d)(4)(xiii) except for specific, limited tax and insurance monitoring activity performed by vendors.
19 The vendors performs specific, limited tax and insurance monitoring functions for criterion 1122(d)(4)(xiii).
20 For primary servicing outside of CMSI, CMALT, CRMSI, CMLTI securities, this is not applicable.